Exhibit 10.8

Dated                November 2017

LANDSCAPE ACQUISITION HOLDINGS LIMITED

THE DIRECTORS

THE FOUNDERS

THE FOUNDER ENTITIES

THE BANKS

PLACING AGREEMENT

Contents

Clause		Page

1	Definitions and interpretation	4

2	Appointment of the Banks	5

3	Applications for Admission	7

4	The Offer	7

5	Subscription for Units by the Founder Entities and Independent NonFounder Directors	8

6	Subscription for Founder Preferred Shares by the Founder Entities	9

7	Settlement	10

8	Commissions, fees and expenses	14

9	Representations, warranties and undertakings	16

10	Indemnities	18

11	Exclusions of liability	24

12	Contribution	25

13	Withholding and gross up	27

14	Limits on liability	27

15	Conditions to the Offer and Termination Conditions to the Offer	28

16	Default by one or more of the Banks	33

17	Notices	34

18	General	36

19	Law and jurisdiction	41

Schedule 1 Liability caps		44

Schedule 2 Warranties		45

Schedule 3 Undertakings		67

Schedule 4 Selling Restrictions		77

Schedule 5 Documents for delivery		79

Schedule 6 Form of certificate		88

Schedule 7 Definitions		94

Appendix 1 Form of Accredited Investor Letter		106

THIS AGREEMENT is dated ….. November 2017

PARTIES:

(1)

Landscape Acquisition Holdings Limited, registered in the British Virgin Islands with No. 1959763, whose registered office is at Ritter House, Wickhams Cay II, Road Town, Tortola, VG 1110, British Virgin Islands, (the Company);

(2)	Mr Noam Gottesman, a US citizen, residing at 69 Jane Street, New York, NY 10014 (Mr. Gottesman);

(3)	Mr Mike Fascitelli, a US citizen, residing at 170 East End Avenue, Apt 17AB, New York, NY 10128 (Mr. Fascitelli and, together with Mr. Gottesman, the Founders);

(4)	TOMS Acquisition II LLC, registered in Delaware with No. 6262321, whose registered office is at Corporation Service Company, 2711 Centreville Road, Suite 400, Wilmington, Delaware 19808;

(5)

Imperial Landscape Sponsor LLC, registered in Delaware with No. 6594206, whose registered office is at 251 Little Falls Drive, Wilmington, New Castle, Delaware 19808 (together with TOMS Acquisition II LLC, the Founder Entities);

(6)	The Directors named in column (1) of the table set out in Part C of Schedule 1 (the Independent Non-Founder Directors);

(7)	Credit Suisse Securities (Europe) Limited, incorporated in England and Wales with No. 00891554, whose registered office is at One Cabot Square, London E14 4QJ, United Kingdom (Credit Suisse);

(8)	Goldman Sachs International, incorporated in England and Wales with No. 02263951, whose registered office is at Peterborough Court, 133 Fleet Street, London EC4A 2BB (Goldman Sachs); and

(9)

Morgan Stanley & Co. International pic, incorporated in England and Wales with No. 02068222, whose registered office is at 25 Cabot Square, London E14 4QA, United Kingdom (Morgan Stanley and, together with Credit Suisse and Goldman Sachs, the Banks).

WHEREAS

(A)

The Company was incorporated with limited liability and indefinite life under the laws of the British Virgin Islands under the BVI Companies Act on 1 November 2017, with number 1959763, under the name Landscape Acquisition Holdings Limited.

(B)

The Company will apply to the FCA and the London Stock Exchange for the whole of its Ordinary Share capital and all of the Warrants, issued and to be issued under the arrangements referred to in this Agreement (including, without limitation, any Ordinary Shares to be issued upon exercise of any of the Warrants), to be admitted to the Standard Segment of the Official List and to trading on the London Stock Exchange’s main market for listed securities.

(C)

The Company proposes to issue 48,425,000 New Shares in aggregate pursuant to the arrangements referred to in this Agreement, with matching Warrants being issued to subscribers for New Ordinary Shares in the Offer on the basis of one matching Warrant per New Share (with each New Share and matching Warrant being hereinafter referred to as a Unit).

(D)	In connection with the Offer, the Company proposes to issue 2,400,000 Units in aggregate to the Founders, through the Founder Entities.

(E)

Outside the Offer, the Company proposes to issue (i) 25,000 Units in aggregate to the Independent Non-Founder Directors and (ii) 1,600,000 Founder Preferred Shares in aggregate to the Founder Entities with 1,600,000 matching Warrants to be issued to subscribers of Founder Preferred Shares on the basis of one Warrant per Founder Preferred Share.

(F)

it is proposed that the Banks will severally, and not jointly or jointly and severally, agree to use their reasonable endeavours to procure subscribers for those Units not being subscribed for by the Founder Entities or the Independent Non-Founder Directors under clause 5 of this Agreement (such Units being hereinafter referred to as the Underwritten Units) or, failing which, themselves to subscribe for such Underwritten Units, in each case at the Offer Price and pursuant to the arrangements referred to in this Agreement and on the terms and subject to the conditions set out herein. For the avoidance of doubt, the Banks shall not be obliged to procure subscribers for, or to themselves subscribe or pay for, any of the Founder Preferred Shares (or their matching Warrants).

(G)

On Admission, the share capital of the Company will be USD 500,250,000 divided into 48,425,500 Ordinary Shares of no par value and 1,600,000 Founder Preferred Shares. In addition, the Company will have 50,025,000 Warrants in issue.

(H)

Insofar as any Units are to be made available in the United States in connection with these arrangements, they are to be made available to Qualified Institutional Buyers and Accredited Investors in reliance on Rule 144A or another exemption from, or pursuant to a transaction not subject to, the registration requirements of the Securities Act and, in the case of Accredited Investors, subject to the delivery of an Accredited Investor Letter. Any offers or sales of Units to be made pursuant to these arrangements outside the United States will be made in offshore transactions within the meaning of and in accordance with Regulation S under the Securities Act. The detailed terms and conditions governing the offering arrangements are set out in full in the Disclosure Package and the Final Prospectus.

(I)

In connection with the Offer and the Applications for Admission, the Company has prepared and delivered copies of the Disclosure Package and has prepared and will deliver copies of the Final Prospectus dated the date of this Agreement, each for use in connection with the Offer.

THE PARTIES AGREE as follows:

1	Definitions and interpretation

1.1	Words defined in Schedule 7 have, where used in this Agreement (including in the Schedules and the Recitals), the meanings given to them in that Schedule.

1.2	In this Agreement:

(a)	the table of contents and the headings are inserted for convenience only and do not affect the interpretation of this Agreement;

(b)

references in this Agreement to clauses, Schedules and Recitals are to clauses of, and Schedules and Recitals to, this Agreement (except where the context otherwise requires) and references to this Agreement include the Schedules and Recitals;

(c)

references to a statutory provision are references to it as from time to time amended, consolidated or re-enacted (with or without modification), provided that no modification subsequent to the date of this Agreement shall extend or increase the liability of any party under this Agreement, and shall include all instruments, orders, regulations or other subordinate legislation made under it;

(d)

references to a person include an individual, body corporate (wherever incorporated), unincorporated association or partnership (including a limited partnership) wherever formed or organised and any government entity, in each case wherever formed or organised;

(e)	references to a person include its successors in title;

(f)	references to any gender shall include the other genders;

(g)	words importing the plural include the singular and vice versa; and

(h)	references to dates and times are to London dates and times.

1.3	Each reference in this Agreement to any Units being sold, delivered or transferred with full title guarantee means:

(a)

on the terms that the same covenants shall be deemed to be given on the Closing Date in relation to the sale, delivery and/or transfer of the Units as those implied by Part I of the Law of Property (Miscellaneous Provisions) Act 1994 where a disposition is expressed to be made with full title guarantee;

(b)	together with all dividends, distributions and other rights attaching to such Units at the relevant date and ranking pari passu in all respects with all other Units; and

(c)	free from all Encumbrances.

1.4

References to any document in the agreed form mean that document in the form of the draft or proof agreed by Company’s Counsel and Banks’ Counsel and initialled on their behalf for the purposes of identification only or as otherwise evidenced as being in agreed form by communications between Company’s Counsel and Banks’ Counsel, with such alterations as may subsequently be agreed by or on behalf of the Company, the Founders, the Founder Entities and/or the Banks (as the context may require). No such initialling shall imply approval of all or any part of its contents by or on behalf of the person initialling it or any of the parties to this Agreement.

1.5

Each reference in this Agreement to any or all of the Banks or the Settlement Bank by any description or in any capacity includes a reference to it in each other capacity in which it may act pursuant to this Agreement (or otherwise with the agreement of the Company) in connection with the Offer.

1.6

Except where the context otherwise requires, material and materially mean material in the context of the Company and/or the Offer and/or the underwriting of the Underwritten Units and/or Admission and/or dealings in the Ordinary Shares and Warrants following Admission.

1.7

Each reference in this Agreement to a breach of any of its provisions includes a reference to any of the representations, warranties, undertakings or covenants given in this Agreement being or becoming untrue, inaccurate or misleading.

1.8	Each reference to the terms and conditions of the Offer are to those terms and conditions as set out in the relevant Offer Documents and as implied by law, regulation and any applicable market usage.

2	Appointment of the Banks

2.1	The Company irrevocably appoints:

(a)	each of the Banks as joint bookrunners to the Offer;

(b)	each of the Banks as joint global co-ordinators for the purpose of co-ordinating the Offer; and

(c)

each of the Banks as its agent in procuring Placees for the Underwritten Units on its behalf and in connection with its role as underwriter to the Offer, and each Bank confirms its acceptance of such appointment.

2.2

The Company agrees that each of the Banks will be authorised to enter into contracts for sale and subscription in respect of the Underwritten Units on their behalf, in each case on the terms of this Agreement.

2.3

The appointments of the Banks contained in this clause 2 confer on each of the Banks (as applicable) on behalf of the Company all powers, authorities and discretions which are necessary for, or reasonably incidental to, such appointments or the performance of their respective functions. In particular, they include the power to appoint agents or to delegate, with power to sub-delegate, the exercise of any powers, authorities and discretions to third parties, provided always that (unless such person is a member of the relevant Bank’s Group) each of the Banks agrees that it will not appoint a person as sub-agent or delegate the exercise of its powers, authorities or discretions to a person without the Company’s prior consent (such consent not to be unreasonably withheld or delayed).

2.4

The Company will ratify and confirm everything lawfully done by any of the Banks or any of their agents or delegates in the exercise of the powers, authorities and discretions conferred by this Agreement.

2.5

For the avoidance of doubt, nothing in this agreement shall oblige any Bank to take (or omit from taking) any action where such Bank believes that taking such action (or failing to take such action) would result in a breach of its legal or regulatory obligations (including, without limitation, any obligations it may have to the FCA).

2.6

The Company, each of the Directors, each of the Founders and each of the Founder Entities acknowledges and agrees that none of the Banks (or any other Indemnified Person) is responsible for, or has authorised or will authorise the contents of, the Disclosure Package and the Final Prospectus (and any amendment of supplement to any of them), the Presentation Materials or any other Offer Document (except to the extent, if any, authorised by any Bank for the purposes of Section 21 of FSMA) and that none of the Banks (or any other Indemnified Person) has been requested to verify (or is or shall be responsible for verifying), the accuracy, completeness or fairness of any information in any of the Offer Documents (or any supplement or amendment to any of the foregoing) or any other information published in connection with the Offer.

3	Applications for Admission

3.1

The Company will make the Applications for Admission. The Company, each of the Directors, each of the Founders and each of the Founder Entities undertakes to the Banks to use its or their best endeavours to secure Admission by no later than 8.00 a.m. on the Closing Date (to the extent it is within their respective powers to do so).

3.2

The Company, each of the Directors, each of the Founders and each of the Founder Entities undertakes to the Banks that it or he will, at any time before or after the date on which Admission becomes effective, cooperate with, and provide to, the Banks all information and assistance and do or procure anything to be done (including, without limitation, executing any documents and providing any information) that may be reasonably requested by the Banks or that may be required by the Banks to satisfy their respective obligations under, or in connection with, this Agreement, the Offer, the Applications for Admission, the Listing Rules, the Prospectus Rules, the DTRs, the rules and regulations of the London Stock Exchange, MAR and/or all applicable laws and regulations in connection with the Offer and/or the Company’s application for Admission and to provide to the FCA any information or explanation that the FCA may require for the purpose of verifying whether the Listing Rules, the Prospectus Rules, the DTRs, MAR and/or all applicable laws and regulations in connection with the Offer and/or the Company’s application for Admission are being, and have been complied with by the Company.

4	The Offer

4.1	In carrying out their obligations under this Agreement, the Banks are relying on the indemnities, representations, warranties and undertakings contained in this Agreement.

4.2

Subject to the satisfaction or waiver (in accordance with clause 15.2) of the Conditions and to this Agreement not having been terminated under clause 15.6 or clause 16 and to the Company, each of the Directors, each of the Founders, each of the Founder Entities and each of the Independent Non-Founder Directors complying with their respective obligations under clause 7, each of the Banks agrees severally, and not jointly or jointly and severally:

(a)	to use its reasonable endeavours to procure, as agent for the Company, subscribers for its Relevant Proportion of the Underwritten Units; and

(b)

to the extent that Placees are not procured to subscribe for all of the Underwritten Units pursuant to clause 4.2(a), subject at all times to clause 4.5, itself to subscribe (or procure the subscription by one or more nominated subscribers) for its Relevant Proportion of such unplaced Underwritten Units.

4.3	The execution of this Agreement by the Banks constitutes their irrevocable application for those Underwritten Units for which they are required to subscribe for pursuant to clause 4.2(b).

4.4

Subscriptions by the Banks for Underwritten Units under clause 4.2 will be made in cash at the Offer Price on the Closing Date and otherwise on the terms of this Agreement and the terms set out in the Disclosure Package and the Final Prospectus.

4.5

The Company, each of the Directors, each of the Founders and each of the Founder Entities confirms, acknowledges and agrees that none of the Banks shall be obliged to subscribe for or pay for the Founder Committed Units, the Independent Non-Founder Director Committed Units or the Founder Preferred Shares (or their matching Warrants).

4.6

The Company, each of the Directors, each of the Founders and each of the Founder Entities acknowledges and agrees that any information it or he receives or has received regarding the identity of persons expressing interest in acquiring Underwritten Units in the Offer and the prices at which they may be willing to do so will be based on non-binding indications of interest from those persons, implying no assurance or obligation that such persons will subsequently acquire Underwritten Units at the prices indicated or otherwise. The Company, each of the Directors, each of the Founders and each of the Founder Entities agrees that any such information obtained or received by it or him or any of such person’s officers or employees will, save as required by law or regulation or any governmental or regulatory body, be held in confidence and recognises that such information may constitute inside information in relation to the Company and/or its securities for the purposes of MAR and/or the CJA and that use of such information may constitute insider dealing, unlawful disclosure of inside information or market manipulation under Articles 14 or 15 of MAR. The Company, each of the Directors, each of the Founders and each of the Founder Entities agrees to conduct itself or himself (and, where relevant, direct its officers and employees to conduct themselves) in compliance with the CJA and MAR by reference to such information.

5	Subscription for Units by the Founder Entities and Independent NonFounder Directors

5.1	Each of the Founder Entities confirms, represents, warrants, undertakes and agrees that it shall subscribe for Units in the following proportions (the Founder Committed Units):

Founder Entity	Number of Units	USD Amount
TOMS Acquisition II LLC	1,200,000	12,000,000
Imperial Landscape Sponsor LLC	1,200,000	12,000,000

5.2

Subscriptions by the Founder Entities for the Founder Committed Units under clause 5.1 will be made in cash at the Offer Price on the Closing Date and otherwise on the terms of this Agreement and the Offer Documents.

5.3

Each of the Independent Non-Founder Directors confirms, represents, warrants, undertakes and agrees that he shall subscribe for Units in the following proportions (the Independent Non-Founder Director Committed Units):

Independent Non-Founder Director	Number of Units	USD Amount
Lord Myners of Truro, CBE	10,000	100,000
Jeremy Isaacs, CBE	7,500	75,000
Guy Yamen	7,500	75,000

5.4

Subscriptions by the Independent Non-Founder Directors for the Independent Non-Founder Directors Committed Units under clause 5.3 will be made in cash at the Offer Price on the Closing Date and otherwise on the terms of their letters of appointment and will be satisfied by way of set-off by the Company against the lump sum amount payable by the Company to the Independent Non-Founder Directors on Admission in respect of each Independent Non-Founder Director’s directors fees for his first year of appointment.

6	Subscription for Founder Preferred Shares by the Founder Entities

6.1	Each of the Founder Entities confirms, represents, warrants, undertakes and agrees that it shall subscribe for Founder Preferred Shares in the following proportions:

Founder Entity	Number of Founder Preferred Shares	USD Amount
TOMS Acquisition II LLC	800,000	8,000,000
Imperial Landscape Sponsor LLC	800,000	8,000,000

6.2

Subscriptions by the Founder Entities for Founder Preferred Shares under clause 6.1 will be made in cash at a price of USD 10.00 per Founder Preferred Share on the Closing Date and otherwise on the terms of this Agreement and the Offer Documents.

6.3	The Company confirms, represents, warrants, undertakes and agrees that it shall issue Warrants to each Founder Entity on the basis of one Warrant for every Founder Preferred Share subscribed for.

7	Settlement

Registrar

7.1

The Company will provide the Registrar with all necessary authorisations and information to enable the Registrar to perform its duties in connection with the Offer and as contemplated by this Agreement, the Offer Documents and any agreements between the Company and the Registrar.

CREST

7.2	The Company will, through the Depositary, submit:

(a)	the CREST Application Form (and any legal opinions required by Euroclear) to Euroclear prior to Admission; and

(b)	the CREST Enablement Letter to Euroclear immediately following Admission.

7.3

The Company will supply all such information, give all such undertakings, execute all such documents, pay all such fees and do or procure to be done all such other things as may be required in connection with the application for the admission of the Depositary Interests to, and their enablement for settlement in, CREST.

7.4	The Company will procure that the Depositary Interests are (with effect from Admission) and remain a participating security (as defined in the CREST Rules) within CREST.

Allotment of Units and issue of Depositary Interests

7.5	The Company shall, prior to and conditional only on Admission, allot the New Shares and the Warrants comprising the Units to the Depositary (or its nominated custodian) and shall procure that:

(a)

the Registrar shall promptly (and without registration fee) enter the name of the Depositary (or its nominated custodian) in the register of members of the Company and the register of Warrant holders, in each case held and maintained in the BVI, as the holder of the New Shares and the Warrants comprising the Units and the Warrants to be to be issued to the Founder Entities in connection with their subscription for Founder Preferred Shares under clause 6.1;

(b)	the Depositary shall issue the Depositary Interests:

(i)

in respect of the New Shares and the Warrants comprising the Underwritten Units, to the Settlement Bank or to the Placees as the Banks may in their absolute discretion direct (on behalf of themselves and the other Banks), including to the Settlement Bank as nominee for all or any of the Placees; and

(ii)	in respect of the New Shares and the Warrants comprising the Founder Committed Units, to the Founder Entities in the proportions set out in clause 5.1;

(iii)	in respect of the New Shares and the Warrants comprising the Independent NonFounder Director Committed Units in the proportions set out in clause 5.3; and

(iv)

in respect of the Warrants to be issued to the Founder Entities in connection with their subscription for Founder Preferred Shares under clause 6.1, to the Founder Entities on the basis described in clause 6.3.

(c)	the Depositary shall:

(i)	issue instructions to Euroclear to credit, prior to and conditionally only on Admission, Depositary Interests in respect of the New Shares and the Warrants:

(A)

comprising the Underwritten Units to the CREST stock accounts of the Settlement Bank and/or Placees as the Banks may in their absolute discretion direct (on behalf of themselves and the other Banks); and

(B)	comprising the Founder Committed Units to the CREST stock accounts of the Founder Entities; and

(C)	comprising the Independent Non-Founder Director Committed Units to the CREST stock accounts of the Independent Non-Founder Directors,

so that they are enabled for settlement as at and from Admission; and

(ii)	the Registrar shall despatch definitive share certificates to such persons (if any) as subscribe for Certificated Units:

(A)

if requested by any of the Banks, to the Settlement Bank or to Placees as the Banks may in their absolute discretion direct (on behalf of themselves and the other Banks) in respect of any Underwritten Units; or

(B)	if requested by either of Founder Entities, to the relevant Founder Entity in respect of any Founder Committed Unit; or

(C)	if requested by any of the Independent Non-Founder Directors, to the relevant Independent Non-Founder Directors in respect of any Independent Non-Founder Director Committed Units,

as soon as practicable after Admission.

7.6

The Company confirms that it has instructed the Depositary to issue Depositary Interests in respect of New Shares and Warrants to the Settlement Bank or to the Placees as the Banks may in their absolute discretion direct (on behalf of themselves and the other Banks), including to the Settlement Bank as nominee for all or any of the Placees (in respect of the Underwritten Units), to the Founder Entities (in respect of the Founder Committed Units) and to the Independent Non-Founder Directors (in respect of the Independent Non-Founder Director Committed Units) as required in connection with the Offer and to perform the obligations and actions attributed to it under the Prospectus, the Deed Poll, the Depositary Agreement and this Agreement in its capacity as depositary.

7.7

The Company undertakes to the Banks, the Founders, the Founder Entities and the Independent Non-Founder Directors that the New Shares and Warrants comprising the Underwritten Units, the Founder Committed Units and the Independent Non-Founder Director Committed Units will be allotted and issued fully paid:

(a)	subject to the Memorandum and Articles of Association and the terms and conditions set out in the Offer Documents; and

(b)

on terms that the New Shares (and any Ordinary Shares to be issued pursuant to exercise of any of the Warrants) will, when issued, rank pari passu in all respects with the Ordinary Shares then in issue, including with respect to the right to receive all dividends and other distributions declared, paid or made after Admission on the Ordinary Share capital of the Company, together with all rights attaching to them and free from all Encumbrances.

7.8

The Company shall, prior to and conditional only on Admission, allot the Founder Preferred Shares, and issue the matching Warrants, to the Founder Entities for cash at a price of USD 10.00 per Founder Preferred Share and otherwise on the terms of this Agreement and the Offer Documents.

7.9	The Company undertakes to the Founders that the Founder Preferred Shares will be allotted and issued fully paid, subject to the Memorandum and Articles of Association.

7.10

The Company shall procure that the Company Secretary registers immediately upon Admission (without registration fee) the Founder Entities as holders of the Founder Preferred Shares and, if requested by the Founder Entities, despatch definitive share certificates to the Founder Entities in respect thereof.

Payment by the Banks

7.11

Subject to the satisfaction or waiver (in accordance with clause 15.2) of the Conditions and to this Agreement not having been terminated under clause 15.6 or clause 16 and to the Company, each of the Directors, each of the Founders, each of the Founding Entities and each of the Independent Non-Founder Directors complying with their obligations under this clause 7, the Settlement Bank (on behalf of the Banks) will pay to the Company a sum representing the aggregate subscription price of the Underwritten Units subscribed by Placees and/or the Banks pursuant to clause 4.2 less the amounts deducted in accordance with clause 8.6, on the Closing Date.

7.12

The payment referred to in clause 7.11 will be made in cleared funds available on the same day to the accounts notified by the Company to the Settlement Bank in writing by not later than 2.00 p.m. on the second Business Day prior to Admission. Each Bank’s obligation is to pay its Relevant Proportion of the sums payable by the Settlement Bank pursuant to clause 7.11. Without prejudice to this obligation, the Settlement Bank shall only be obliged to make payment under clause 7.11 on behalf of another Bank to the extent that the Settlement Bank has received payment from such Bank.

7.13	Payment under clause 7.11 will constitute a complete discharge for the Banks of their obligations under this Agreement.

Payment by the Founder Entities and the Independent Non-Founder Directors

7.14

Subject to the satisfaction or waiver (in accordance with clause 15.2) of the Conditions and to this Agreement not having been terminated under clause 15.6 or clause 16 and to the Company and each of the Directors complying with their obligations under this clause 7, each of the Founder Entities will pay to the Company a sum representing the aggregate of:

(a)	the subscription price of the Founder Committed Units subscribed for by such Founder Entity under clause 5.1; and

(b)	the subscription price of the Founder Preferred Shares subscribed for by such Founder Entity pursuant to clause 6.1,

as soon as practicable after the date of Admission (and in any event within 2 Business Days of the date of Admission.

7.15

The payment referred to in clause 7.14 will be made in cleared funds available on the same day to the accounts notified by the Company to the Founder Entities in writing by not later than 2.00 p.m. on the second Business Day prior to Admission.

8	Commissions, fees and expenses

Commissions and fees

8.1

Subject to the satisfaction or waiver (in accordance with clause 15.2) of the Conditions and to this Agreement not having been terminated under clause 15.6 or clause 16 the Company undertakes to pay to the Settlement Bank (on behalf of the Banks) on the Closing Date an underwriting commission of an amount equal to:

(a)	2 per cent of the gross proceeds of the sale of Underwritten Units up to and including USD 500 million; and

(b)	3 per cent of the gross proceeds of the sale of Underwritten Units which exceed USD 500 million,

to be divided between the Banks in their Relevant Proportions.

Expenses

8.2

Subject to clauses 8.3, 8.4, 8.5 and 8.6, whether or not the obligations of the Banks under this Agreement become unconditional or are terminated, the Company or the Founders and the Founder Entities, as the context may require, shall promptly upon the request of any Bank reimburse such Bank the amount of any Offer Expenses which such Bank may have paid or incurred.

8.3

A request by a Bank for reimbursement of Offer Expenses under this clause 8 shall be in writing and shall itemise the Offer Expenses (by type) paid or incurred by the relevant Bank and for which it is requesting reimbursement. For the avoidance of doubt, however, the Banks shall not be required to provide VAT receipts in respect of any Offer Expenses for which they may request reimbursement under clause 8.2.

8.4	In the event that this Agreement becomes unconditional, each Bank’s Offer Expenses shall be paid by the Company.

8.5

In the event that this Agreement does not become unconditional and/or otherwise is terminated, each Bank’s Offer Expenses shall be paid by the Founders and the Founder Entities (such that each Founder and its Founder Entity shall be liable in aggregate for 50 per cent, of such Offer Expenses).

Payment of commissions, fees and expenses

8.6

The Settlement Bank (on behalf of the Banks) will be entitled to deduct from the amount payable by it to the Company pursuant to clause 7.11 all commissions, fees, expenses and other amounts payable by the Company under this clause 8 (other than those Offer Expenses which are being met directly by the Company).

8.7

Deduction of amounts under clause 8.6 will discharge the Company’s obligations (as applicable) to pay those amounts but only to the extent of the amounts deducted and any further amounts payable by the Company shall be paid promptly on demand therefor under clause 8.2.

8.8

Notwithstanding that any or all of the Banks may, for certain purposes, be acting (as agents or otherwise) for the Company in connection with the Offer and any arrangements contemplated by this Agreement, each of them may retain any commissions, fees or other amounts payable to it by the Company and any other commissions or benefits it receives in connection with the Offer, or with any other arrangements contemplated by this Agreement for its own account; and any Underwritten Units which a Bank is obliged to subscribe for may be retained or dealt with by it for its own account in its absolute discretion (subject to any separate arrangements which may be agreed among the Banks).

Stamp duty/stamp duty reserve tax

8.9

The Company will pay any stamp or similar duty payable to ensure that those persons becoming entitled to be registered as holders of any Units (or any New Share or Warrant) are so registered and any stamp duty reserve or similar tax (SDRT) payable by such persons in connection with their acquisition of (or agreement to acquire) any of the Units (or any New Share or Warrant) under the arrangements contemplated in this Agreement in each case together with any interest or penalties payable in respect thereof, save to the extent that such interest or penalty is attributable to any delay on behalf of the Banks in remitting to any Taxation Authority any amount deducted pursuant to clause 8.6.

VAT

8.10

Where a sum is payable under this Agreement to any of the Banks or any other Indemnified Person (for the purposes of this clause 8.10 only, each a Payee), the Company will, in addition, pay, or cause to be paid, to such Payee (or, in the case of any amounts referred to in clause 8.6, the Settlement Bank may deduct (in accordance with clause 8.6)) in respect of VAT:

(a)

where the payment (or any part of it) constitutes the consideration (or any part thereof) for any supply of services, such amount as equals any VAT properly payable thereon and on such VAT, if any, as is referred to in clause 8.10(b) below; and

(b)

where the payment is to reimburse the Payee for any cost, charge or expense incurred by it or them (except where the payment falls within clause 8.10(c) below), such amount as equals any VAT charged to or incurred by the Payee in respect of any cost, charge or expense which gives rise to or is reflected in the payment and which the Payee certifies is not recoverable by it by repayment or credit (such certificate to be conclusive in the absence of manifest error); and

(c)

where the payment is in respect of costs or expenses incurred by the Payee as agent for the Company and except where section 47(2A) or section 47(3) of the Value Added Tax Act 1994 applies, such amount as equals the amount included in the costs or expenses in respect of VAT, provided that in such a case the Payee will use reasonable endeavours to procure that the actual supplier of the goods or services which the Payee received as agent issues its own VAT invoice directly to the Company.

Save to the extent otherwise provided in this Agreement, sums payable by the Company to a Payee shall be paid in pounds sterling in immediately available funds to such bank account as the Payee shall notify in writing to the party making the payment.

9	Representations, warranties and undertakings

Representations and warranties

9.1	The Company represents, warrants and undertakes to each of the Banks in the terms of the Warranties set out in Part A of Schedule 2.

9.2	Each of the Founder Directors severally represents, warrants and undertakes to each of the Banks in the terms of the Warranties set out in Parts A and B of Schedule 2.

9.3

Each of the Independent Non-Founder Directors severally represents, warrants and undertakes to each of the Banks in the terms of the Warranties set out in paragraphs 1, 7 and 8 of Part A of Schedule 2 and the entirety of Part B of Schedule 2.

9.4

Each of the Founders and the Founder Entities severally represents, warrants and undertakes to each of the Banks in the terms of the Warranties set out in Part C of Schedule 2, save that the Warranties set out in paragraph 1.3 of Part C of Schedule 2 shall not apply to either of the Founders.

9.5	The Warranties given pursuant to clauses 9.1 to 9.4 (inclusive) are given as at the date of this Agreement and are repeated and given as at:

(a)	the Applicable Time;

(b)	the date of the Final Prospectus;

(c)	the date of any Supplementary Prospectus published by the Company; and

(d)	the Closing Date,

in each case by reference to the facts and circumstances subsisting at such time.

9.6

Each certificate to be delivered pursuant to paragraphs 7 to 10 (inclusive) of Part B and paragraphs 8 to 11 (inclusive) of Part C of Schedule 5 will have effect as a representation and warranty, as of its date, by the Company, the Directors and/or the Founders and/or the Founder Entities (as applicable) to each of the Banks as to the matters contained therein.

9.7

Each Director, each Founder and each Founder Entity agrees that, if and to the extent he or it incurs any liability under the Warranties or in connection with the Offer, he will not seek any contribution or seek to recover any sum from the Company in respect of such liability. For the avoidance of doubt, however, this clause 9.7 shall not preclude a Director from making a claim under any insurance policy maintained by the Company.

9.8

Subject to clause 9.9, where any Warranty is expressed to be qualified by reference to the awareness and/or knowledge and/or information and/or belief of any person or words to similar effect, it is deemed to include a statement to the effect that the Warranty has been made after due and careful enquiry.

9.9

Each Independent Non-Founder Director shall only be liable in respect of those Warranties set out in paragraphs 1, 7 and 8 of Part A of Schedule 2 to the extent he had knowledge of the subject matter giving rise to the claim having made due and careful enquiry.

9.10

Without prejudice to any of their rights under this Agreement, if, at any time prior to Admission, any Bank becomes aware that any of the Warranties was, is, has become or is reasonably likely to become, untrue, inaccurate or misleading, the Banks may (without prejudice to their right to terminate this Agreement pursuant to clause 15.6 or clause 16) require the Company at its own expense to amend, update or supplement any of the Offer Documents (and, if requested by the Banks, such amendment, update or supplement to be in a form approved by the Banks) and/or require the Company, at the Company’s own expense, to make such announcements and/or despatch such communications and/or take such other steps as the Banks consider necessary or desirable in connection with the untruth, inaccuracy or misleading nature of the Warranty concerned.

Undertakings

9.11	The provisions of Schedules shall have effect as undertakings on the part of the persons specified in the relevant paragraphs of Schedule 3 to each of the Banks.

9.12	In connection with the Offer, each of the Banks severally agrees to the terms of the selling restrictions set out in Schedule 4.

10	Indemnities

General indemnity

10.1

The Company agrees to indemnify and hold harmless each Indemnified Person against all or any claims, actions, judgments, liabilities, awards, demands, investigations or proceedings (in each case whether or not successful, compromised or settled) (each a Claim) threatened, brought, alleged, asserted, established, made or instituted against or which otherwise involve any Indemnified Person in any jurisdiction by any person whatsoever (including any regulatory or government agency), and against all losses, damages, liabilities, costs, charges or expenses (including properly incurred fees, disbursements and expenses of legal counsel) and any Tax (other than any stamp duty, stamp duty reserve tax (or related interest or penalties) in respect of which a payment has been made pursuant to the provisions of clause 8 of this Agreement, recoverable VAT incurred by the relevant Indemnified Person) (each a Loss) which any Indemnified Person may suffer or incur (including, but not limited to, all Losses suffered or incurred in investigating, preparing for or disputing, providing evidence in connection with or defending any Claim and/or in establishing its right to be indemnified pursuant to this clause 10.1 or to receive contribution pursuant to clause 12 and/or in seeking advice regarding any Claim (whether or not such Indemnified Person is an actual or potential party to such Claim or such Claim is defended or disputed successfully) or mitigating any Loss on its part or otherwise enforcing its rights under this Agreement or in any way related to or in connection with this indemnity, clause 12 or settling any Claim), which in each case shall be additional and without prejudice to any rights which an Indemnified Person may have at common law or otherwise, if the Claim or Loss arises, directly or indirectly, out of, or is attributable to, or connected with, anything done or omitted to be done by any person (including the relevant Indemnified Person) in connection with the Offer or the arrangements contemplated by the Offer Documents (or any amendment or supplement to any of them), or any of them, or this Agreement or any other agreement relating to the Offer, prior to or after the date of this Agreement including, but not limited to:

(a)

the Offer Documents (or any amendment or supplement thereto), or any of them, not containing or fairly presenting, or being alleged not to contain or not to fairly present all information required to be contained therein or any statement in such document being, or being alleged to be, untrue, inaccurate, incomplete or misleading or not based on reasonable grounds or the omission or alleged omission of any Offer Document (or any amendment or supplement thereto), or any of them, to state a fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and/or

(b)

the issue, publication, distribution, approval or content of any of the Offer Documents (or any amendments or supplements thereto), or any of them, or other documents or materials in connection with the offer or Admission; and/or

(c)	the breach, or alleged breach, by the Company and/or any Director (and in the case of clause 10.1 (c)(ii) only, any of the Company’s agents, employees or advisers) of:

(i)

any of the Warranties or any other obligation of the Company or any of the Directors contained in this Agreement or any other agreement to be entered into by any of them in connection with the Offer or the arrangements contemplated by the Offer Documents (or any amendment or supplement thereto), or any of them, or this Agreement; and/or

(ii)

FSMA, the FS Act, the BVI Companies Act, MAR, the Listing Rules, the DTRs, the Prospectus Rules, the Prospectus Directive, the Admission and Disclosure Standards, the rules and regulations of the London Stock Exchange, the CREST Regulations or any other laws, requirements or regulations (whether of governmental or regulatory bodies or otherwise) of any jurisdiction which are relevant or applicable to the Offer, Admission, the arrangements contemplated by the Offer Documents (or any amendment or supplement thereto), or any of them, or the performance of this Agreement or any other Agreement relating to the Offer; and/or

(d)	the allotment and issue of the New Shares and Warrants comprising the Units; and/or

(e)	the allotment and issue of the Founder Preferred Shares; and/or

(f)	the performance by an Indemnified Person of services to the Company in connection with the Offer including, without limitation:

(i)

acting as a person who has authorised (or being alleged to have authorised) the contents of the Offer Document (or any amendment or supplement thereto), or any of them, or any part thereof for any purpose; and/or

(ii)

acting as a person who has communicated or approved (or being alleged to have communicated or approved) the contents of any financial promotion made in connection with the Offer or the Applications for Admission for the purpose of section 21 FSMA; and/or

(g)	the Applications for Admission; and/or

(h)	the making or implementation of the Offer.

10.2

No Credit Suisse Indemnified Person shall be entitled to any indemnity from the Company under clause 10.1 in relation to any Claim or Loss if, and only to the extent that, the Claim or Loss concerned is (in relation to clauses 10.1(b) and 10.1(f) only) determined in a final judgment by a court of competent jurisdiction to have resulted primarily from a Credit Suisse Indemnified Person’s: wilful default; fraud; gross negligence; or breach of its duties owed under the rules of the FCA or the regulatory system (as defined in the FCA Handbook), provided always that the finally and judicially determined wilful default, fraud, gross negligence or breach of regulatory duty will only negate the indemnification of it and each other Credit Suisse Indemnified Person and will not negate the indemnification of any Goldman Sachs Indemnified Person or Morgan Stanley Indemnified Person.

10.3

No Goldman Sachs Indemnified Person shall be entitled to any indemnity from the Company under clause 10.1 in relation to any Claim or Loss if, and only to the extent that, the Claim or Loss concerned is (in relation to clauses 10.1(b) and 10.1(f) only) determined in a final judgment by a court of competent jurisdiction to have resulted primarily from a Goldman Sachs Indemnified Person’s: wilful default; fraud; gross negligence; or breach of its duties owed under the rules of the FCA or the regulatory system (as defined in the FCA Handbook), provided always that the finally and judicially determined wilful default, fraud, gross negligence or breach of regulatory duty will only negate the indemnification of it and each other Goldman Sachs Indemnified Person and will not negate the indemnification of any Credit Suisse Indemnified Person or Morgan Stanley Indemnified Person.

10.4	No Morgan Stanley Indemnified Person shall be entitled to any indemnity from the Company under clause 10.1 in relation to any Claim or Loss if, and only to the extent that, the Claim or Loss concerned is (in relation to clauses 10.1(b) and 10.1(f) only) determined in a final judgment by a court of competent jurisdiction to have resulted primarily from a Morgan Stanley Indemnified Person’s: wilful default; fraud; gross negligence; or breach of its duties owed under the rules of the FCA or the regulatory system (as defined in the FCA Handbook), provided always that the finally and judicially determined wilful default, fraud, gross negligence or breach of regulatory duty will only negate the indemnification of it and each other Morgan Stanley Indemnified Person and will not negate the indemnification of any Credit Suisse Indemnified Person or Goldman Sachs Indemnified Person.

10.5	No Indemnified Person shall be entitled to any indemnity from the Company under clause 10:

(a)	in respect of any corporation or similar tax payable in respect of any fees or commissions payable to it pursuant to this Agreement or on its net income, profits or gains; or

(b)

in relation to any Losses to the extent that such Losses are attributable directly or indirectly to a decline in the market value of the Underwritten Units and are suffered or incurred by an Indemnified Person as a result of it having been required to subscribe for Underwritten Units pursuant to clause 4.2 unless such Losses are attributable to, caused by, result from or would not have arisen, in each case either directly or indirectly, but for a breach by the Company and/or any of the Founders and/or any of the Founder Entities of any of its or their obligations under this Agreement or any breach of any Warranties, undertakings or covenants given by the Company and/or any of the Founders and/or any of the Founder Entities contained in this Agreement.

Conduct and settlement

10.6

The Company will inform the relevant Indemnified Person promptly if it becomes aware of any Claim or potential Claim against such Indemnified Person arising out of or in connection with the Offer, this Agreement or any other agreements or arrangements relating to the Offer. The Company will not, without the prior written consent of the relevant Indemnified Person(s), settle or compromise or consent to the entry of any judgment with respect to any Claim whatsoever in respect of which indemnification or contribution could be sought by an Indemnified Person under clause 10.1 or clause 12, unless such settlement, judgement, compromise or consent (i) includes an express and unconditional release of each Indemnified Person from all Losses arising out of or in connection with such Claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

10.7	The Company shall not be liable under this Clause 10 for any settlement by an Indemnified Person of any Claim effected without its prior written consent (such consent not to be unreasonably withheld or delayed) but if any Claim is settled with such consent or if there is a final judgment for the claimant, the Company shall indemnify the Indemnified Person from and against any Losses incurred in connection with such settlement or judgment as aforesaid. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the Company to reimburse such Indemnified Person for fees and expenses of its legal advisers, the Company agrees that it shall be liable for any settlement of the Loss or Claim effected without its prior written consent if: (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request; and (ii) the Company shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement.

10.8

Each Indemnified Person shall give written notice promptly to the Company of any action commenced against it after receipt of a written notice of any Claim or the commencement of any action or proceeding in respect of which a Claim for indemnification may be sought under this clause 10, insofar as may be consistent with the terms of any relevant insurance policy and provided that to do so would not, in such Indemnified Person’s view, be materially prejudicial to it (or to any Indemnified Person connected to it) or to any obligation of confidentiality or other legal or regulatory obligation which that Indemnified Person owes to any third party or to any regulatory request that has been made of it, but failure to so notify the Company shall not relieve the Company from any liability hereunder to the extent it is not, in such Indemnified Person’s view, materially prejudiced as a result thereof and in any event shall not relieve the Company from any liability which it may have otherwise than on account of the indemnity set out in this clause 10.

10.9

In case any such Claim shall be brought against any Indemnified Person, the Company shall be entitled to assume control of the conduct of the defence of any such Claim with legal advisers approved by such Indemnified Person (such consent not to be unreasonably withheld or delayed) and, after notice from the Company to such Indemnified Person of its election so to assume the control of the conduct of the defence thereof, the Company shall not be liable to such Indemnified Person under this clause 10 for any legal expenses of any other legal advisers or any other legal expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defence thereof (other than costs of investigation) save in circumstances where such Indemnified Person has elected to reassume control of the conduct of the Claim pursuant to clause 10.10.

10.10

Notwithstanding the provisions of clause 10.9, the relevant Indemnified Person may elect to reassume control of the conduct of such Claim and the Company shall bear the fees and expenses of such separate legal advisers to the Indemnified Person, if:

(a)	the Company has failed to assume conduct of such Claim in a reasonably timely manner;

(b)

the continued use of the legal advisers chosen by the Company to represent the Indemnified Person would in the opinion of the Indemnified Person present such legal advisers with a conflict of interest;

(c)

in the opinion of the relevant Indemnified Person(s), there may be legal defences available to it and/or other Indemnified Persons which are different from or additional to those available to the Company;

(d)	the Indemnified Person is required to appoint its own counsel to comply with the terms of its, his or her insurance policy; or

(e)	the Company and the relevant Indemnified Person otherwise agree that the relevant Indemnified Person may re-assume control.

In any such circumstances, the Company shall take all such actions as may be requested by the relevant Indemnified Person to ensure that the relevant Indemnified Person has conduct of the Claim (or any particular element thereof as notified by such Indemnified Person to the Company) passed to it. To the extent an Indemnified Person has re-assumed control of the conduct of a Claim pursuant to this Clause 10.10, and to the extent to do so would not, in such Indemnified Person’s view, be materially prejudicial to an Indemnified Person’s interests and subject to being indemnified to its satisfaction by the Company against any additional or increased Losses it may suffer or incur as a result of so doing, it undertakes to keep the Company reasonably informed of all material developments (in such Indemnified Person’s view) in respect of such Claim and to consult with the Company in respect of such material developments, provided that the relevant Indemnified Person shall not be under any obligation to provide the Company with a copy of any document which is or may be legally privileged.

10.11	In circumstances where the Company has, in accordance with clause 10.9, so elected to assume control of the conduct of the defence of any Claim brought against any Indemnified Person:

(a)	the relevant Indemnified Person retains the right to appoint their own legal advisers to represent such Indemnified Person in relation to such Claim; and

(b)	the Company agrees that:

(i)	the relevant Indemnified Person(s) shall be entitled to be consulted about the conduct of the defence of any Claim;

(ii)	it shall provide the relevant Indemnified Person with such information and copies of such documents relating to the Claim as the Indemnified Person may reasonably request, provided that the Company shall not be under any obligation to provide any Indemnified Person with a copy of any such document which is or may be legally privileged; and

(iii)	it will consider the representations and views of the relevant Indemnified Person(s) in the conduct of such Claim.

10.12

In the absence of a conflict of interest, in no event shall the Company be liable for fees, costs and expenses of more than one legal adviser (in addition to its own legal advisers, if any) in any jurisdiction, for all Indemnified Persons in connection with any one Claim or separate but similar or related Claims in the same jurisdiction.

11	Exclusions of liability

11.1

No Claim shall be made by any of the Company, any of the Directors, either of the Founders, either of the Founder Entities or any of their respective Affiliates or associates (or any of the directors, officers or employees of any of them) in any jurisdiction against any Indemnified Person to recover any Losses which any person may suffer or incur arising out of or in connection with the Offer or this Agreement or any other agreements or arrangements relating to the Offer unless (in relation to clauses 10.1(b) and 10.1(f) only) such Losses are determined in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Person’s: wilful default; fraud; gross negligence; or breach of its duties owed under the rules of the FCA or the regulatory system (as defined in the FCA Handbook).

11.2

Notwithstanding any rights or claims which any of the Company, any of the Directors, either of the Founders, either of the Founder Entities or any of their respective Affiliates or associates (or any of the directors, officers or employees of any of them) may have or assert against any of the Banks in connection with the Offer, this Agreement, Admission, or any other agreements or arrangements relating to the Offer or Admission, no claim shall be made by the Company or any Director, either of the Founders, either of the Founder Entities or by any of their respective Affiliates or associates (or any of the directors, officers or employees of any of them) against any director or any other officer and/or employee of any Indemnified Person in respect of any conduct, action or omission by the individual concerned in connection with the Offer, this Agreement, Admission, or any other agreements or arrangements relating to the Offer or Admission.

11.3

The Company, each of the Directors, each of the Founders and each of the Founder Entities acknowledge and agree that no Indemnified Person is acting as a financial adviser or fiduciary to the Company, the Directors or the Founders or any other person in respect of the timing, terms, structure or price of the Offer, irrespective of whether any such Indemnified Person has provided input to the Company with respect thereto. No claim shall be made by the Company, any of the Directors, either of the Founders, either of the Founder Entities or any of their respective Affiliates or associates (or any of the directors, officers or employees of any of them) against any Indemnified Person in respect of the timing, terms or structure of the Offer, the setting of the Offer Price at a level that is too high or too low, or in respect of any sales of Underwritten Units by investors to whom such Underwritten Units are allocated. Nothing in this clause 11.3 shall exclude or restrict any duty or liability of any Indemnified Person which it has under FSMA or arrangements for regulating any such Indemnified Person thereunder to any extent prohibited by those arrangements.

12	Contribution

12.1

If the indemnification provided for in clause 10 is for any legal reason (including because such indemnification would be contrary to public policy) unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any Claims and/or Losses referred to therein, then the Company shall contribute to the aggregate amount of such Claims or Losses incurred by such Indemnified Person, as incurred:

(a)

in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Banks, on the other hand, from the offering of the Units pursuant to this Agreement; or

(b)

if the allocation provided by clause 12.1(a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 12.1(a) but also the relative fault of the Company, on the one hand, and of the Banks, on the other hand, in connection with the acts or statements or omissions which resulted in such Claims or Losses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Banks, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as, with respect to the Company, the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Company and with respect to the Banks, the total fees and commissions received by the Banks, bear to the total gross proceeds from the offering of the Units.

12.2

The relative fault of the Company, on the one hand, and the Banks, on the other hand, will be determined by reference to, among other things, whether any such act or alleged act or untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Banks and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such act, statement or omission.

12.3

The Company and the Banks agree that it would not be just and equitable if contribution pursuant to this clause 12 were determined by pro rata allocation (even if the Banks were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this clause 12. The aggregate amount of Claims and Losses incurred by an Indemnified Person and referred to above in this clause 12 will be deemed to include (but not be limited to) all Losses suffered or incurred in investigating, preparing for, disputing, providing evidence in connection with or defending any Claim and/or in establishing its right to be indemnified pursuant to clause 10 or to receive contribution pursuant to this clause 12 and/or in seeking advice regarding any Claim (whether or not such Indemnified Person is an actual or potential party to such Claim or such Claim is defended or disputed successfully) or mitigating any Loss on its part or otherwise enforcing its rights under this Agreement or in any way related to or in connection with the indemnity contained in clause 10 or this clause 12 or settling any Claim).

12.4	Notwithstanding any other provision of this clause 12:

(a)

no Indemnified Person shall be entitled to recover more by way of a contribution under this clause 12 than it would have been able to recover had the indemnities in clause 10 been available to such Indemnified Person; and

(b)

the Company shall not be liable to pay any amount pursuant to this clause 12 in excess of the amount it would have been liable to pay had the indemnities in clause 10 been available to such Indemnified Person.

12.5

Notwithstanding the provisions of this clause 12, none of the Banks will be required to contribute any amount in excess of the commission received by it (and which it is not liable to pay to any other underwriter or intermediary under this Agreement or otherwise) in relation to the Underwritten Units placed, underwritten or subscribed for by such Bank pursuant to this Agreement.

12.6

No person guilty of fraudulent misrepresentation (whether within the meaning of Section 11(f) of the Securities Act or otherwise) will be entitled to contribution in respect of Losses and/or Claims that have resulted from such fraudulent misrepresentation from any person who was not guilty of such fraudulent misrepresentation.

12.7

For the purposes of this clause 12, each Credit Suisse Indemnified Person shall have the same rights to contribution as Credit Suisse, each Goldman Sachs Indemnified Person shall have the same rights to contribution as Goldman Sachs and each Morgan Stanley Indemnified Person shall have the same rights to contribution as Morgan Stanley.

12.8	The Banks’ respective obligations to contribute pursuant to this clause 12 are several in proportion to their Relevant Proportions and are not joint or joint and several.

13	Withholding and gross up

13.1

All sums payable to any Bank or any other Indemnified Person under this Agreement (for the purposes of this clause 13 only, each a Payee) shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event (and except in the case of interest) the relevant person making the payment shall pay such additional amount as shall be required to ensure that the net amount received by the Payee will equal the full amount which would have been received by it had no such deduction or withholding been made.

13.2

If any Tax Authority brings into charge to Tax (or into any computation of income, profit or gains for the purposes of any charge to Tax) any sum payable to a Payee under this Agreement or any sum withheld in accordance with this Agreement from any payment made to the Payee (other than, in either case, the fees or commissions due under clause 8) the person liable under this Agreement to make such payment (or that would have been so liable, but for the amount withheld) shall pay such additional amount as shall be required to ensure that the total amount received by the Payee, less the Tax chargeable thereon (or that would be so chargeable but for the availability of relief in respect of that charge to Tax), is equal to the amount that would otherwise be so received (additional payments being made on demand of the Payee).

14	Limits on liability

Financial amount

14.1

The liability of each of the Founders (whether in their capacity either as Founders or Founder Directors), each of the Founder Entities and each of the Independent Non-Founder Directors under this Agreement shall not exceed the amounts set out opposite their respective names in column (2) of the tables set out in Schedule 1.

Time

14.2

No Claim may be brought against any of the Independent Non-Founder Directors or Founders or Founder Entities under this Agreement unless notice has been given of such claim in the period ending on the day falling 180 days after the publication of the Company’s audited, consolidated annual report and accounts for the financial year ending 31 October 2018 (or if the Company’s accounting reference date has changed, the Company’s annual report and accounts for the first accounting period of 12 months (or more) ending after the Closing Date).

14.3	The limitations in this clause 14 shall not apply in relation to:

(a)	any breach of this Agreement resulting from fraud, bad faith, dishonesty or gross negligence on the part of the person for whose benefit the limitation would otherwise have applied; or

(b)	any breach of the Warranties set out in paragraph 1 of Part C of Schedule 2.

14.4	The limitations in clause 14 shall not apply in relation to any claim arising from a breach or default by:

(a)	the relevant Founder Entity in relation to its obligations to subscribe for Founder Committed Units under clause 5 and/or Founder Preferred Shares (and matching Warrants) under clause 6; or

(b)	the relevant Independent Non-Founder Director in relation to its obligations to subscribe for Independent Non-Founder Director Committed Units under clause 5.

15	Conditions to the Offer and Termination Conditions to the Offer

15.1	The obligations of the Banks under this Agreement are conditional upon:

(a)

the Final Prospectus being formally approved by the FCA pursuant to the Listing Rules and the Prospectus Rules and being published and made available in the manner specified in the Prospectus Rules, in each case on the date of this Agreement;

(b)	each condition (other than Admission) to the Depositary Interests being admitted to CREST as a participating security in accordance with the CREST Rules being satisfied on or before Admission;

(c)	no matter referred to in section 87G of FSMA arising or being noted between publication of the Final Prospectus and Admission;

(d)

any Supplementary Prospectus (as approved by the Banks in their absolute discretion) being formally approved by the FCA in accordance with FSMA and the Prospectus Rules and published and made available in accordance with the Prospectus Rules, in each case before Admission;

(e)

the Company, each Director, each of the Founders, each of the Founder Entities and each of the Independent Non-Founder Directors having complied with all their respective obligations and having satisfied all conditions to be satisfied by any of them, in each case under this Agreement or under the terms and conditions of the Offer which fall to be performed or satisfied on or prior to Admission;

(f)

the Warranties being true and accurate in all respects and not misleading in any respect at the date of this Agreement, the date of the Final Prospectus, the Applicable Time, the date of any Supplementary Prospectus and the Closing Date, as though they had been given and made on such dates and times by reference to the facts and circumstances then subsisting, and no matter having arisen prior to Admission which might reasonably be expected to give rise to a Claim under clause 10;

(g)	in the opinion of the Banks, acting in good faith, there having been no Material Adverse Change, whether or not foreseeable at the date of this Agreement;

(h)

the Company entering into the Warrant Instrument, the Corporate Administration Agreement, the Registrar Agreement, the Depositary Agreement and the Option Deeds and those agreements becoming unconditional in accordance with their terms (save in respect of any condition relating to this Agreement becoming unconditional);

(i)	each of the Insider Letters having been entered into by the relevant parties and having become unconditional in accordance with its terms;

(j)	the Depositary entering into the Depositary Interest Deed Poll;

(k)	the Company, the Founders and the Founding Entities (as the context may require) delivering to the Banks the documents listed in Schedule 5 by not later than the times and dates specified therein;

(l)	delivery, on the date of any Supplementary Prospectus and on the date of (and prior to) Admission, to the Banks of:

(i)	a certificate in the form set out in Part A of Schedule 6 by the Company;

(ii)	a certificate in the form set out in Part B of Schedule 6 by each of the Founders and each of the Founding Entities;

(m)	the Company allotting the New Shares, Warrants and the Founder Preferred Shares, prior to and conditional only on Admission, in accordance with the terms of this Agreement; and

(n)	Admission taking place by not later than 8.00 a.m. on the Closing Date.

15.2

The Banks will be entitled (acting jointly), in their absolute discretion and on such terms as they think appropriate, to waive fulfilment, in whole or in part, of any or all of the Conditions (to the extent permitted by law or regulation) by giving notice in writing to the Company.

15.3

The Company and the Banks may agree in writing to extend the time and/or date by which any of the Conditions are required to be fulfilled to no later than 3.00 p.m. on the Long Stop Date. If the time for fulfilment or waiver of any of the Conditions is so extended, references in this Agreement to the time and/or date specified for the fulfilment of a Condition are to the time as so extended.

15.4

The Company, the Directors, each of the Founders and each of the Founding Entities will use their respective best endeavours to procure that each of the Conditions is fulfilled by the time and/or date referred to therein (or, if no time or date is specified, by 8:00 a.m. on the Closing Date) or by such later time and/or date (if any) as may be agreed by the Banks pursuant to clause 15.3.

15.5

In the event of the publication of any Supplementary Prospectus referred to in clause 15.1(d), the Banks shall have the right to postpone the Closing Date for such period, not exceeding five Business Days, as the Banks may in their absolute discretion determine.

Termination of this Agreement

15.6	If, at any time before Admission, any Bank becomes aware that any of the events described in clause 15.7 have occurred, it may in its absolute discretion (on behalf of the Banks):

(a)

allow the Offer to proceed on the basis of the Final Prospectus subject (if the relevant Bank so requests) to the publication by the Company of a Supplementary Prospectus, provided that the Company shall not publish or cause to be published any such Supplementary Prospectus without the prior written consent of the relevant Bank; or

(b)	terminate this Agreement, notice of such termination to be then communicated as soon as is practicable to any Director orally or by email or otherwise, and the provisions of clause 15.8 will apply.

15.7	The events which will entitle any of the Banks to terminate this Agreement under clause 15.6 are:

(a)

any of the Warranties being untrue, inaccurate or misleading in any respect when made or becoming untrue, inaccurate or misleading in any respect by reference to the facts and circumstances existing from time to time or any matter arising which might reasonably be expected to give rise to a Claim under clause 10; or

(b)

it shall come to the notice of any of the Banks that any statement contained in any Offer Document (or any amendment or supplement thereto) is or has become untrue, inaccurate or misleading in any respect or any matter has arisen, which would, if the Offer were made at that time, constitute an omission from the Offer Documents, or any of them (or any amendment or supplement to any of them); or

(c)	any matter referred to in section 87G of FSMA arising or being noted between publication of the Final Prospectus and Admission; or

(d)

a breach by the Company, a Director, a Founder, a Founding Entity or an Independent Non-Founder Director of any of their respective obligations under this Agreement (to the extent such obligations fall to be performed prior to Admission); or

(e)	in the opinion of the Banks, any Material Adverse Change having occurred (whether or not foreseeable at the date of this Agreement); or

(f)	the Applications for Admission are refused by the FCA and/or the London Stock Exchange (as applicable) and/or are withdrawn by the Company; or

(g)	if:

(i)

there has occurred any change in the financial markets in the United States, the United Kingdom, any member state of the EEA or the international financial markets, any outbreak of hostilities or escalation thereof, any act of terrorism or war or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, exchange rates or exchange controls; or

(ii)

trading generally on the New York Stock Exchange, the NASDAQ Stock Market or the London Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by such system or by order of the SEC, the National Association of Securities Dealers, Inc., the Financial Industry Regulatory Authority or any governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in the United Kingdom or in any member state of the EEA; or

(iii)	a banking moratorium has been declared by the United States, the United Kingdom, a member state of the EEA or New York State authorities; or

(iv)

there has occurred an adverse change or a prospective adverse change in United States or United Kingdom taxation affecting the Units or the transfer thereof or exchange controls have been imposed by the United States, the United Kingdom or a member state of the EEA, in each case the effect of which (either singly or together with any other event referred to in this clause 15.7(g)) is such as to make it, in the sole opinion of the Banks, acting in good faith, impracticable or inadvisable to market the Underwritten Units and/or to proceed with Admission and/or to enforce contracts for the sale of the Underwritten Units and/or which may prejudice the success of the Offer and/or dealing in the Depositary Interests representing the New Shares and/or Warrants in the secondary market.

Consequences of failure to complete

15.8

If any of the Conditions have not been fulfilled (or waived by the Banks pursuant to clause 15.2) in all respects on or before the time and/or date specified in clause 15.1(n) (or such later time and/or date for fulfilment of such Condition as may be agreed pursuant to clause 15.3) or become incapable of being satisfied, or this Agreement is terminated pursuant to clause 15.6 or clause 16, then the obligations of the Banks under this Agreement will immediately cease and determine and:

(a)	no party to this Agreement will have any Claim against any other party, except for accrued rights or obligations under this Agreement;

(b)

such termination shall be without prejudice to any obligations of the Company, any of the Directors, either of the Founders or either of the Founding Entities in respect of Units which have already been issued, subscribed and paid for, or sold and paid for, at the time of such termination;

(c)

the Company will forthwith pay to the Settlement Bank (on behalf of itself and on behalf of the other Banks) the Offer Expenses payable by it in accordance with clause 8 and shall, for the avoidance of doubt, remain liable to pay any further fees, commissions or expenses that may be due, or subsequently become due, under and in accordance with the terms of the Banks’ Engagement Letter;

(d)	the Applications for Admission will be withdrawn and the parties will procure that Admission will not become effective; and

(e)	the provisions of clauses 1 and 8 to 19 (inclusive) will remain in full force and effect.

16	Default by one or more of the Banks

16.1

If one or more of the Banks (a Defaulting Bank) fails (or, in the opinion of any of the Banks, excluding any Defaulting Bank, is likely to fail) to subscribe for the Underwritten Units which it or they are obliged to subscribe for under this Agreement (the Defaulted Underwritten Units), the Banks (excluding any Defaulting Bank) will (on behalf of themselves and the other Banks) have the right but not the obligation, within 48 hours thereafter (or such longer period as the Banks (excluding any Defaulting Bank) may agree with the Company), to make arrangements for one or more of the non-defaulting Banks, or any other underwriters, to procure subscribers for or, failing which, to subscribe for, all, but not less than all, of the Defaulted Underwritten Units in such amounts as may be agreed upon and upon the terms herein set forth.

16.2	If the Banks (excluding any Defaulting Bank) have not completed arrangements of the type described in clause 16.1 within the 48-hour (or other agreed) period referred to in that clause, then:

(a)

if the number of Defaulted Underwritten Units does not exceed ten per cent of the number of Underwritten Units to be subscribed for on such date, each of the non-defaulting Banks will be obliged, severally and not jointly or jointly and severally, to procure subscribers for, or to subscribe for, the full amount thereof in the proportions that their respective underwriting obligations under this Agreement bear to the underwriting obligations of all non-defaulting Banks; or

(b)

if the number of Defaulted Underwritten Units exceeds ten per cent of the number of Underwritten Units to be subscribed for on such date, this Agreement will terminate without liability on the part of any non-defaulting Bank and the provisions of clause 15.8 will apply.

16.3	Neither termination of this Agreement nor any other action taken under this clause 16 will relieve any Defaulting Bank from liability in respect of its default.

16.4

In the event of any such default or likely default which does not result in a termination of this Agreement, the Banks (excluding any Defaulting Bank), on behalf of themselves and the other Banks, will have the right to postpone the Closing Date for a period not exceeding ten Business Days as the Banks (excluding any Defaulting Bank), on behalf of themselves and the other Banks, shall determine in order to prepare any necessary Supplementary Prospectus and/or to effect any required changes in any other documents or arrangements. The term Bank as used in this Agreement will include any person substituted under this clause 16 with like effect as if such person had originally been a party to this Agreement with respect to such Underwritten Units.

17	Notices

17.1

Any notice to be given by one party to another party in connection with this Agreement shall be in writing in English and signed by or on behalf of the party giving it. It shall be delivered by hand, fax, registered post or courier using an internationally recognised courier company.

17.2

A notice shall be effective upon receipt and shall be deemed to have been received (i) at the time of delivery, if delivered by hand, registered post or courier or (ii) upon confirmed completion of transmission if delivered by fax (subject to the sender not receiving a notification from its system’s administrator that the email was undeliverable). Where delivery occurs outside Working Hours, notice shall be deemed to have been received at the start of Working Hours on the next following Business Day.

17.3	The addresses and email addresses of the parties for the purpose of clause 17.1 are as follows:

(a)	if to the Company:

Address:	International Administration Group (Guernsey) Limited, Regency Court, Glategny Esplanade, St. Peter Port, Guernsey

Fax number: +44 (0) 1481 716 868

Marked for the attention of: Mark Woodall

(b)	if to an Independent Non-Founder Director:

Address: Company’s address

Fax number: Company’s fax number

Marked for the attention of: The relevant Director

(c)	if to Mr Gottesman:

Address:	International Administration Group (Guernsey) Limited, Regency Court, Glategny Esplanade, St. Peter Port, Guernsey

Fax number: +44 (0) 1481 716 868

Marked for the attention of: Mark Woodall

(d)	if to Mr Fascitelli:

Address: 888 7th Avenue, 27th Floor, New York, NY 10019

Fax number: +1 212 894 7907

Marked for the attention of: Michael Fascitelli

(e)	if to TOMS Acquisition II LLC:

Address: c/o TOMS Capital, 450 West 14th Street, 13th Floor, New York, NY 10014

Fax number: +1 (0) 212 524 7301

Marked for the attention of: Alex San Miguel

(f)	if to Imperial Landscape Sponsor LLC:

Address: 888 7th Avenue, 27th Floor, New York, NY 10019

Fax number: +1 212 894 7907

Marked for the attention of: Michael Fascitelli

(g)	if to Credit Suisse:

Address: One Cabot Square, London E14 4QJ, United Kingdom

Fax number: +44 (0) 207 888 1600

Marked for the attention of: The Company Secretary

(h)	if to Goldman Sachs:

Address: Peterborough Court, 133 Fleet Street, London EC4A 2BB

Fax number: +44 (0) 207 774 4477

Marked for the attention of: ECM Syndicate Desk

(i)	if to Morgan Stanley:

Address: 25 Cabot Square, London E14 4QA, United Kingdom

Fax number: +44 (0) 207 425 8990

Marked for the attention of: Head of Equity Capital Markets

17.4	Each party shall notify the other party in writing of a change to its details in clause 17.3 from time to time.

18	General

18.1

This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, and each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original, but taken together, they shall constitute one and the same instrument.

18.2	Any counterpart may take the form of an electronic copy of this Agreement and that counterpart:

(a)	will be treated as an original counterpart;

(b)	is sufficient evidence of execution of the original; and

(c)	may be produced in evidence for all purposes in place of the original.

Any party delivering the electronic counterpart will, within seven days of electronic exchange, deliver the wet ink original of that counterpart to the Banks’ Counsel by express courier.

18.3

This Agreement is binding on and enures for the benefit of the successors, assignees or legal personal representatives of the parties and each Indemnified Person. No purchaser of Underwritten Units from any Bank shall be deemed to be a successor or assignee by reason merely of such purchase.

18.4	No party may assign any of its rights under this Agreement without the prior written consent of the party against whom the right operates.

18.5

Each Indemnified Person that is not a party to this Agreement will have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce its rights against the Company under clauses 10 and 12 provided that, save to the extent notified in writing to the relevant Indemnified Person, the relevant Bank (without obligation) will have the sole conduct of any action to enforce or otherwise deal with such rights on behalf of its Indemnified Persons.

18.6

Save as provided in clause 18.5 and in paragraph 3.1 of Schedule 3, a person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act. Under no circumstances shall any consent be required from any

Indemnified Person that is not a party to this Agreement (or any other third party) for the termination, rescission, amendment or variation of this Agreement, whether or not such termination, rescission, amendment or variation effects or extinguishes any benefit or right conferred on such Indemnified Person or other third party. The Banks will not have responsibility to any Indemnified Person or any other third party under or as a result of this Agreement.

18.7

No failure, neglect or delay by any party or Indemnified Person to exercise any right or remedy under any provision of this Agreement will operate as a waiver or release and no single or partial exercise of any right or remedy of any party or Indemnified Person will preclude the further exercise or enforcement of any such right or remedy.

18.8

Notwithstanding any other rule of law or equity, any release, waiver or compromise or any other arrangement of any kind whatsoever which any Bank may adopt or effect in connection with this Agreement will not affect any right or privilege of any other party to this Agreement nor any other rights or privileges of any such party at law, in equity or otherwise.

18.9

No amendment of this Agreement or of any of the documents referred to in this Agreement will be effective unless it is in writing, refers specifically to this Agreement and is duly executed by each party hereto. No third party shall be required to agree any modification or amendment.

18.10

Each provision of this Agreement is severable and distinct from the others and, if any provision is, or at any time becomes, to any extent or in any circumstances invalid, illegal or unenforceable for any reason, that provision shall to that extent be deemed not to form part of this Agreement but the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired, it being the parties’ intention that every provision of this Agreement shall be and remain valid and enforceable to the fullest extent permitted by law.

18.11	Each party acknowledges and agrees that:

(a)

this Agreement, the other documents referred to in this Agreement (including, without limitation, the Indemnity Letter) and any other agreement entered into pursuant to this Agreement constitute the entire agreement between the parties and supersede any previous agreement, understanding, undertaking or arrangement between the parties relating to the subject matter of this Agreement;

(b)

in entering into this Agreement it does not rely on any statement, representation, assurance or warranty of any person (whether a party to this Agreement or not and whether made in writing or not) other than as expressly set out in this Agreement; and

(c)	nothing in this clause, and no other limitation in this Agreement, shall exclude or limit any liability for fraud.

18.12

Notwithstanding any provision to the contrary in the Indemnity Letter, each of the Founder Entities and each of the Banks agrees that the Indemnity Letter shall remain in full force and effect (and that the indemnification contained in that letter shall continue to apply for the benefit of the Banks) until this Agreement becomes wholly unconditional in accordance with its terms, save that, to the extent that there is a conflict between the provisions of this Agreement and the Indemnity Letter, the provisions of this Agreement shall prevail. Each Bank agrees that compensation in respect of the same Losses may only be recovered once under the terms of this Agreement and the Indemnity Letter.

18.13

The indemnities, representations, warranties and undertakings in this Agreement are in addition to and are not to be construed to limit, affect or prejudice, any other right or remedy available to any Indemnified Person against any person (whether or not a party to this Agreement).

18.14

If the Company has entered into or enters into any agreement or arrangement with any adviser for the purpose of, or in connection with, the Offer and the terms of which provide that the liability of the adviser to the Company or any other person is excluded or limited in any manner and the Banks or any other Indemnified Person may have joint and/or several liability with such adviser to the Company or to any other person arising out of the performance of its duties under this Agreement then the Company will:

(a)

not be entitled to recover any amounts from the Banks or any other Indemnified Person in excess of what would have been the net amount of such person’s liability in the absence of such exclusion or limitation;

(b)	indemnify the Banks and/or any other Indemnified Person in respect of any increased liability to any third party which would not have arisen in the absence of such exclusion or limitation; and

(c)	take such other action as any of the Banks and/or such other Indemnified Person may require to ensure that none of the Banks are prejudiced as a consequence of such agreement or arrangement.

18.15

The degree to which any Indemnified Person shall be entitled to rely on the work of any adviser to the Company, the Directors, the Founders or any of them or any other third party will be unaffected by any exclusion or limitation referred to in clause 18.14 which the Company, the Directors, the Founders or any of them may have agreed with the third party.

18.16

The Banks will not be required to place or to procure that there are placed on deposit any sums of money received by it or any of its agents for the Underwritten Units. All amounts payable to the Company under this Agreement will not be treated as client money subject to any regulations made under or pursuant to FSMA and/or the FS Act.

18.17

Except as otherwise expressly provided, the obligations of each of the Banks under this Agreement are several and not joint or joint and several and no Bank shall be liable to any other party for any failure of or default by another party to comply with its obligations hereunder or in connection with the Offer.

18.18

Each of the Banks and each Indemnified Person shall (except as otherwise agreed among them) have the right to protect and enforce each of its rights without joining any of the others in any proceedings.

18.19

Time shall be of the essence in this Agreement, both in relation to the times, dates and periods specified in it and any time, dates and period which may, by agreement in writing between the parties, be substituted for them.

18.20

The provisions of this Agreement are without prejudice to any liabilities which any of the parties may have under any rule of law or equity (including, without limitation, the BVI Companies Act, FSMA, the FS Act, the Exchange Act and the Securities Act) to the extent they cannot be excluded or restricted as provided under this Agreement.

18.21

Subject to Admission, each of the Founders irrevocably and unconditionally waives for the benefit of the Company, each of the Banks and each person who agrees to acquire Units pursuant to the Offer any failure, prior to the date of this Agreement, by any person at any time duly and properly to comply with the pre-emption provisions of, or any provisions imposing restrictions on transfer under, the BVI Companies Act or the Memorandum and Articles of Association (or any other agreement as to pre-emption or restrictions on transfer in existence at any time to which they were party) in respect of any allotment, issue, sale or transfer of any shares of any class in the capital of the Company at that or any other time and any allotment, issue, sale or transfer to be made pursuant to the Offer and each of the Founders consents to the issue and transfer of the Units pursuant to the Offer.

18.22

It is acknowledged that the Company has discussed with the Banks their principles for allocation, the factors all parties believe to be relevant to the allocation of the Underwritten Units and have agreed the objectives and process for the allocation.

18.23

The Company acknowledges and agrees that the subscription for the Units pursuant to this Agreement, including the determination of the Offer Price and any related discounts and commissions, is an arm’s length commercial transaction between the Company, on the one hand, and each of the Banks, on the other hand.

18.24

Any document, opinion or analysis (including any valuation analysis) provided by any Bank in connection with the transactions contemplated by this Agreement will be solely for the use of the board of directors of the Company and the Founders and, except as required by law, applicable regulation or requirement of an applicable regulatory authority, may not be disclosed, quoted, reproduced, summarised, described or referred to (other than to the Company’s and the Founders’ professional advisers or insurers) without the relevant Bank’s prior written consent.

18.25

In connection with the Offer, each Bank and any of its respective Affiliates acting as an investor for its own account may acquire Units, New Shares and/or Warrants and in that capacity may retain, purchase or sell for its own account such Units, New Shares and/or Warrants and any securities of the Company or related investments and may offer or sell such securities or other investments otherwise than in connection with the Offer. Accordingly, references in this Agreement or the Offer Documents to the Units, New Shares and/or Warrants being issued, offered, sold or placed should be read as including any issue, offering, sale or placement of such Units, New Shares and/or Warrants to the Banks and any relevant Affiliates acting in such capacity. The Banks do not intend to disclose the extent of any such investment or transactions otherwise than in accordance with any legal or regulatory obligation to do so.

18.26

The Company, each of the Directors, each of the Founders and each of the Founder Entities acknowledges that none of the Banks or any other Indemnified Person is advising the Company or any other person as to any general financial or strategic advice or any legal, tax, investment or accounting or regulatory matters in any jurisdiction. The Company, each of the Directors, each of the Founders and each of the Founder Entities shall consult with its own advisers concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Bank shall have any responsibility or liability to the Company, any of the Directors, any of the Founders or any of the Founder Entities with respect thereto. The Company, each of the Founders and each of the Founder Entities further acknowledges and agrees that any review by any Banks of the Company, the Offer and other matters relating thereto will be performed solely for the benefit of the Banks and shall not be performed on behalf of the Company, either of the Founders, either of the Founder Entities or any other person.

18.27

The Banks and their associates and Affiliates are engaged in investment business for their own account and for clients. In certain circumstances their interests may be regarded as conflicting with the interests of a client in relation to a particular transaction, or they may have some other interest that is material (a Material Interest). The Banks have procedures to ensure independence of advice. The Company, each of the Directors, each of the Founders and each of the Founding Entities severally acknowledges and accepts, so as to override any duty or restriction which would otherwise be implied by law, that the Banks and their associates may have a Material Interest and that employees or associates responsible for providing the services under this Agreement may be doing so despite the existence of a Material Interest. Under no circumstances shall any Bank or any of their respective Affiliates or associates have any liability by reason of their respective Affiliates or Associates conducting such other businesses or activities, acting in their own interests or in the interests of other clients in respect of matters affecting the Company, any of the Directors, either of the Founders, either of the Founding Entities or their respective Affiliates or associates or any other company or person, including where in so acting any of the Banks or their respective Affiliates or associates act in a manner which is adverse to the interests of the Company, any of the Directors, either of the Founders, either of the Founding Entities or their respective Affiliates or associates. Neither this Agreement nor the receipt by the Banks of confidential information or any other matter shall give rise to any fiduciary or equitable duties that would prevent or restrict their action in connection with a Material Interest.

18.28

The Company, each of the Directors, each of the Founders and each of the Founding Entities severally acknowledges and accepts that, by reason of contractual, legal, regulatory or other obligations, the Banks and their associates and Affiliates may be prohibited from disclosing, or it may be inappropriate for them to disclose, information to the Company, any of the Directors, either of the Founders or either of the Founding Entities, in particular about a Material Interest.

18.29

The Company, each of the Directors, each of the Founders and each of the Founding Entities severally acknowledge, and agree, that the Banks may provide their services under this Agreement and earn (and retain) all fees payable under this Agreement notwithstanding the existence of Material Interests within the Banks and their associates and/or Affiliates.

19	Law and jurisdiction

19.1	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

19.2

Subject to clause 19.3, the parties irrevocably agree that the courts of England and Wales are to have exclusive jurisdiction to hear any action or proceedings and/or settle any disputes which arise out of or in connection with this Agreement or any non-contractual obligations arising out of or connected with it and irrevocably submit to the jurisdiction of such courts.

19.3	Notwithstanding the provisions of clause 19.2, in the event that any Bank or any of such Bank’s Indemnified Persons becomes subject to proceedings relating to or in connection with this

Agreement, or arising in connection with the Offer and/or Admission, brought by a third party (the Foreign Proceedings) in the courts of any country other than England and Wales (the Foreign Jurisdiction), such Indemnified Person shall be entitled, without objection by the Company, the Directors, the Founders or the Founder Entities either:

(a)	to join the Company, the Directors, the Founders, the Founder Entities and/or any other person to the Foreign Proceedings; and/or

(b)

to bring separate proceedings for any breach of this Agreement and/or for a contribution or an indemnity under this Agreement against the Company, the Directors, the Founders, the Founder Entities and/or any other person in the Foreign Jurisdiction, provided that such separate proceedings arise out of or are in connection with the subject matter of the Foreign Proceedings.

19.4

The Company, the Directors, the Founders and the Founder Entities irrevocably waive their right to raise any objection to the jurisdiction of any courts referred to in this clause 19 on the ground of forum non conveniens, public policy or otherwise.

19.5

The taking of proceedings by the Banks under this clause 19 in any one or more jurisdictions will not preclude the taking by the Banks of proceedings under this clause 19 in any other jurisdiction(s), if and to the extent permitted by law.

19.6

The parties agree that the documents which commence any proceedings under this clause 19 and any other documents required to be served in relation to such proceedings may be served on any party in accordance with clause 17. These documents may, however, be served in any other manner permitted by law.

19.7

Each of the Company, the Directors, the Founders and the Founder Entities hereby irrevocably authorises and appoints Law Debenture Corporate Services Limited to accept on its behalf service of all legal process arising out of or in connection with any proceedings before the English courts in connection with this Agreement. Further, each of the Company, the Directors, the Founders and the Founder Entities agrees:

(a)	that failure by Law Debenture Corporate Services Limited to notify their appointor of the process will not invalidate the proceedings concerned; and

(b)

that if this appointment is terminated for any reason, their appointer will appoint a replacement agent and will ensure that the new agent notifies Law Debenture Corporate Services Limited of its acceptance of appointment.

This Agreement has been executed by each of the parties or their duly authorised attorneys on the date stated at the beginning of this Agreement.

Schedule 1

Liability caps

Part A - Founders / Founder Directors

(1) Name	(2) Liability cap
Noam Gottesman	USD 5,000,000
Michael Fascitelli	USD 5,000,000

Part B - Founder Entities

(1) Name	(2) Liability cap
TOMS Acquisition II LLC	USD 5,000,000
Imperial Landscape Sponsor LLC	USD 5,000,000

Part C - Independent Non-Founder Directors

(1) Name	(2) Liability cap
Lord Myners of Truro CBE	USD 100,000
Jeremy Isaacs CBE	USD 75,000
Guy Yamen	USD 75,000

Schedule 2

Warranties

Part A - Warranties given by the Company, the Founder Directors and (in certain cases) the Independent Non-Founder Directors

1	Offer Documents

1.1

Each of the Disclosure Package and the Final Prospectus (or any amendment or supplement to either of them) did not and will not as of its date (and, if amended or supplemented, as of the date of such amendment or supplement) and will not as of the Applicable Time or the Closing Date contain any untrue, inaccurate, incomplete or misleading statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

1.2

Each of the Offer Documents (other than the Pathfinder Prospectus and the Final Prospectus) or any amendment or supplement to any of them did not and will not as of its date (and, if amended or supplemented, as at the date of such amendment or supplement) and will not as of the Applicable Time or the Closing Date contain any untrue, inaccurate, incomplete or misleading statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

1.3

Without prejudice to the generality of paragraphs 1.1 and 1.2 above, the Pathfinder Prospectus and the Final Prospectus (and any amendment or supplement to any of them) contain, or will when published contain, all information required by (and comply with) the BVI Companies Act, FSMA, the FS Act, the Listing Rules, the Prospectus Rules, the Prospectus Directive, the rules and regulations of the London Stock Exchange and all other relevant statutes and regulations in any jurisdiction and all such information as, having regard to the matters referred to in section 87A FSMA, investors and their professional advisers would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of the Company and of the rights attaching to the New Shares and/or Warrants comprising the Units and that information is presented in a form which is comprehensible and easy to analyse.

1.4

The Pathfinder Prospectus (other than in respect of the number of Units and information derived therefrom which is subsequently included in the Final Prospectus), as of its date of issue (and, if amended or supplemented, as of the date of such amendment or supplement), did not contain any untrue, inaccurate, incomplete or misleading statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Pathfinder Prospectus, as of its date of issue, complied with the requirements of Prospectus Rule 3.3.

1.5

All forecasts, estimates, elaborations of market data, expressions of opinion, intention, belief or expectation contained in the Offer Documents (and any amendment or supplement to any of them) are, or when made, will be, truly and honestly held and have been made, or when made will be made, on reasonable grounds after due and careful consideration and enquiry.

1.6

The statements set forth in Part VII (Taxation), Part VIII (Additional Information) (under the headings “Share Capital”, “Memorandum and Articles of Association of the Company”, “Founders Preferred Shares”, “Material Contracts” and “BVI Law”), Part IX (Terms and Conditions of the Warrants), Part XI (Depositary Interests) of the Pathfinder Prospectus and the Final Prospectus, insofar as they purport to constitute a summary of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

1.7

The Company and the Directors will use the net proceeds received by the Company from the sale of the Units and the Founder Preferred Shares in the manner and for the purpose(s) specified in the Disclosure Package and the Final Prospectus.

1.8

Prior to the date hereof, the Company has not selected any specific Acquisition targets and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any prospective Acquisition targets.

1.9

The description appearing in Part I of the Pathfinder Prospectus and the Final Prospectus (Investment Opportunity and Strategy) does not contain any untrue statement of material fact or omit any material fact necessary to make the statements therein, in light of the circumstances under which the statements are made, not misleading and fairly summarises (i) the process of Acquisition to be implemented by the Company, (II) the Company’s objective in effecting an Acquisition (including as regards its intention to seek re-admission of the Group (as enlarged by the Acquisition) to listing on the Official List and to trading on the London Stock Exchange or admission to an alternative stock exchange) and (iii) the business that the Company intends to acquire in the context of the Acquisition.

1.10

The statistical, industry and market related data and information included in the Offer Documents is based on, or derived from, sources which are, so far as the Warrantor is aware, reputable and accurate industry sources and all such data and information has been accurately reproduced and, so far as the Warrantor is aware and is able to ascertain from the relevant sources, no facts have been omitted which would render such data or information inaccurate or misleading.

1.11

The Presentation Materials have been accurately compiled and were (as at the dates thereof or if subsequently amended, as at the date of such amendment) true and accurate in all material respects and not misleading. The information contained in the Presentation Materials is consistent with the Pathfinder Prospectus and the Final Prospectus and there is no material information disclosed in the Presentation Materials that is not disclosed in the Pathfinder Prospectus and the Final Prospectus.

1.12

There has been no distribution by the Warrantor of, and prior to the Closing Date the Warrantor shall not distribute, any offering material in connection with the offer and sale of the Units other than the Offer Documents (or any amendment or supplement to them) other than with the approval of the Banks.

2	Verification Notes

2.1

The information, materials and assertions expressed in the Verification Notes have been provided with due care and attention and in good faith and have been prepared and given by persons reasonably believed by the Warrantor to have the knowledge and responsibility to enable them properly to provide such information, materials and assertions.

2.2

All statements of fact in the Verification Notes are true and accurate in all material respects and none is by itself or by omission misleading in any material respect. All expressions of opinion, belief, intention or expectation contained in the Verification Notes are truly and honestly held and have been made on reasonable grounds after due and careful enquiry.

3	Disclosure

3.1

All factual information supplied by (or on behalf of and with the knowledge of) the Warrantor to the Banks, the FCA and/or the London Stock Exchange was when given (and remains) true and accurate in all material respects and not incomplete in any material respect or misleading and all statements, forecasts, estimates and expressions of opinion, belief, intention and expectation so supplied were when given (and remain) fairly and honestly given, expressed or held and have been made on reasonable grounds after due and careful consideration and enquiry and are reasonably based.

3.2

So far as the Warrantor is aware there is no information other than that contained in the Pathfinder Prospectus and the Final Prospectus (all such matters having been disclosed with sufficient prominence) which the Company is required by MAR, the Listing Rules, the DTRs, the Prospectus Rules, the Prospectus Directive, FSMA or the FS Act to publish, whether to correct a misleading impression as to the market in or the price or value of the New Shares and/or Warrants or to avoid behaviour which could constitute insider dealing, unlawful disclosure of inside information or market manipulation under Articles 14 or 15 of MAR or which is otherwise relevant to the London Stock Exchange or the FCA in considering the Applications for Admission.

3.3

The Warrantor is not aware of any facts or circumstances now subsisting or proposed or reasonably likely to come about which are not disclosed in the Pathfinder Prospectus and the Final Prospectus (all such matters having been disclosed with sufficient prominence) and which:

(a)

would (or are likely to) lead to any obligation for the Company to make any announcement pursuant to FSMA, the FS Act, MAR, the Prospectus Rules, the Listing Rules, the DTRs, the City Code or any other applicable law or regulation; or

(b)	if made public would be expected to have a material effect on the market price of the New Shares and/or Warrants or upon the Company.

4	Listing

4.1

The Company has applied for the whole of its Ordinary Share capital and all of the Warrants, issued and to be issued under the arrangements referred to in this Agreement (including, without limitation, Ordinary Shares to be issued upon exercise of any of the Warrants), to be admitted to the Standard Segment of the Official List and to trading on the London Stock Exchange’s main market for listed securities.

4.2

The Company has, or will immediately prior to Admission have, satisfied all relevant conditions for listing and other requirements of the Listing Rules, the Prospectus Rules and the Admission and Disclosure Standards.

4.3

If and to the extent that the Company’s listing is suspended or cancelled in connection with any Acquisition, the Company intends to seek re-admission of the Group (as enlarged by the Acquisition) to listing on the Official List and to trading on the London Stock Exchange or admission to an alternative stock exchange.

5	Historical Financial Information and Accountants’ Reports

5.1

The Historical Financial Information has been prepared and audited in conformity with all relevant statements of standard accounting practice and financial reporting standards currently in force, with the Prospectus Rules and with IFRS applied on a consistent basis throughout the periods disclosed; and:

(a)

gives a true and fair view of the state of affairs and financial condition of the Group as at the dates stated and of its profits and/or losses, cashflows and, where relevant, recognised gains and losses or changes in equity for the periods specified;

(b)	in accordance with such accounting standards and such accounting principles, makes proper provision for all liabilities, whether actual, deferred or contingent;

(c)	complies with all applicable law and regulation; and

(d)

has been prepared after due and careful consideration and enquiry by the Company and on the basis of preparation set out in Part VI (Financial Information on the Company) of the Pathfinder Prospectus and the Final Prospectus and are presented therein on the basis of the accounting policies set out in Part VI (Financial Information on the Company) of the Pathfinder Prospectus and the Final Prospectus.

5.2

To the extent applicable, the Historical Financial Information has been presented and prepared in a form consistent with that which will be adopted in the Company’s next published annual financial statements having regard to accounting standards and policies and legislation applicable to such annual financial statements.

5.3

The Company did not have at the Accounts Date any material liability (whether actual, deferred, contingent or disputed), investment or commitment which, in accordance with generally accepted accounting principles and practice (on the basis on which the Historical Financial Information has been prepared) should have been disclosed or provided for in the Historical Financial Information and which has not been so disclosed or provided for.

5.4

Proper provision or, as appropriate, disclosure in accordance with generally accepted accounting principles and practice (on the basis on which the Historical Financial Information has been prepared) has been made for Taxation (whether actual, deferred or contingent).

5.5

The Reporting Accountants are independent public accountants with respect to the Company within the meaning of the guidelines on independence issued by the Institute of Chartered Accountants in England and Wales.

5.6

All information requested by the Reporting Accountants in connection with the preparation of the Accountants’ Reports has been supplied to them. All factual information supplied to the Reporting Accountants in connection with the preparation of any Accountants’ Report is true and accurate in all material respects and is not (by itself or by omission) misleading in any material respect and all other information (including any forecast or projection) supplied in connection with the preparation of any Accountants’ Report was carefully prepared and given in good faith.

5.7

There are no facts known, or which on reasonable enquiry ought to have been known, to the Company which have not been taken into account in the preparation of any of the Accountants’ Reports which could reasonably be expected to have a material effect on any of the information or projections contained therein.

5.8	Since the date of the Company’s incorporation, there has been no significant change in the financial or trading position of the Company and no Material Adverse Change relating to the Company.

5.9

Save as disclosed in paragraph 15 of Part VIII of the Disclosure Package and the Final Prospectus, there have been no transactions entered into by the Company which are material in the context of the Company or the Offer.

5.10	The Company has not, nor will it have prior to Admission, any indebtedness nor is it a party to any borrowing facility.

6	Working capital

6.1

Taking into account the net proceeds receivable by the Company under the Offer and the subscription for Founder Committed Units and Founder Preferred Shares by the Founder Entities, the working capital available to the Company is sufficient for the Company’s present requirements, that is for the next 18 months following the date of the Final Prospectus.

7	Financial position and prospects procedures

7.1	The Directors have established procedures which provide a reasonable basis for them to make proper judgements on an ongoing basis as to the financial position and prospects of the Company.

7.2	The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(a)	transactions are executed in accordance with management’s general or specific authorisations;

(b)

transactions are recorded as necessary to permit preparation of returns and reports, complete and accurate in all material respects, to regulatory bodies as and when required by them and financial statements in accordance with IFRS and applicable statutory accounting requirements and maintain accountability for assets;

(c)	access to assets is permitted only in accordance with management’s general or specific authorisation; and

(d)	the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

7.3

There are no material weaknesses in the Company’s internal control over financial reporting and no change in the Company’s internal control over financial reporting of the Company is contemplated or has occurred which has or would be reasonably likely to materially affect the Company’s internal control over financial reporting of the Company and there has been no fraud that involves any member of management or any other employee of the Company.

8	Corporate governance

8.1

The Directors have reviewed the compliance of the Company with the provisions of the UK Corporate Governance Code published by the Financial Reporting Counsel and, save as disclosed in the paragraphs headed “Strategic Decisions - Corporate governance” of Part III of the Pathfinder Prospectus and the Final Prospectus, have established procedures to allow the Company to comply with its provisions following Admission.

8.2

The Directors have established procedures that, as at and from Admission, will enable the Company and the Directors to comply with the Listing Rules, the Disclosure Requirements and Transparency Rules and the rules of the London Stock Exchange on an ongoing basis.

9	Related party transactions

9.1

Save as disclosed in paragraph 16 of Part VIII of the Disclosure Package and the Final Prospectus, the Company has not entered into any related party transaction (within the meaning set out in IFRS or Listing Rule 11) since incorporation.

10	Tax

10.1

Save as set out in paragraphs headed “United Kingdom taxation - Stamp duty/stamp duty reserve tax” of Part VII of the Pathfinder Prospectus and the Final Prospectus, no stamp or similar duty, SDRT, capital duty or other issue, transfer, documentary or similar taxes or duties and no capital gains, income, withholding or other taxes are payable in the United Kingdom, United States or the BVI by or on behalf of any person (other than tax payable in respect of the commissions referred to in clause 8 of this Agreement) in connection with the execution and delivery of this Agreement, or the issue, subscription, sale, transfer or delivery of the Units pursuant to the Offer.

10.2

The Company is not liable to pay and has not incurred any liability to tax chargeable under the laws of any jurisdiction other than the jurisdiction of its incorporation by virtue of having a permanent establishment or other place of business in such other jurisdiction.

10.3

No share register of the Company is located or kept in the United Kingdom and at no time has any share register of the Company been located or kept in the United Kingdom, and none of the New Shares and/or Warrants are paired with any shares issued by any body corporate incorporated in the United Kingdom.

11	Insolvency

11.1	The Company is not insolvent or unable to pay its debts as they fall due.

11.2

The Company has not taken any action nor have any other steps been taken or legal proceedings started or, so far as the Warrantor is aware, threatened against the Company for its winding-up, administration or dissolution or any analogous proceedings in any jurisdiction or for it to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any of its properties, revenues or assets

12	Litigation

Neither the Company nor any Director, nor any other person for whom the Company is or may be vicariously liable, has any claim outstanding against them or is engaged in any litigation or arbitration, prosecution, claim, action, suit or other proceedings or governmental, regulatory or official investigation or inquiry which is (singly or in the aggregate) material and no such litigation, arbitration, prosecution, claim, action, suit or other proceedings or governmental or official investigation or inquiry are pending or, so far as the Warrantor is aware, threatened nor are there any circumstances which are likely to give rise to any of the same.

13	Insurance

13.1	At Admission, the Company will have directors and officers insurance in place at levels considered by the Directors, acting reasonably and in good faith, to be adequate.

14	Employment

14.1	The Company does not have any employees.

14.2	The Directors have each been duly appointed in such capacity and hold their offices in accordance with applicable law.

14.3

No Director has since the Accounts Date given notice nor, so far as the Warrantor is aware, is intending to give notice terminating their contract of employment or engagement or is under notice of dismissal or termination.

14.4

Save as set out in paragraphs 4.2(o)(i) and 10 of Part VIII of the Pathfinder Prospectus and the Final Prospectus, Admission will not entitle any director, officer, employee or worker of the Company to receive or to exercise any right to any payment or other benefit from the Company.

14.5	The Company is in compliance with all applicable employment laws and regulations.

14.6

The Company has not put in place any pension scheme and there are no liabilities associated with or arising from the Company participating in, or contributing to, either currently or in the past, any retirement benefits scheme or arrangement (occupational or personal).

15	Licences and other legal requirements

15.1

The Company holds or (as applicable) has made all authorisations, orders, filings, registrations, notifications, permits, certificates, qualifications, licences, permissions, authorisations, approvals and consents (each an Authorisation) required for the carrying on of its business or for the execution and performance of its obligations under this Agreement and any other agreements to be entered into by it in connection with the Offer or for the making of the Offer and such Authorisations are in full force and effect and there are no circumstances which indicate that any of such Authorisations may be revoked, modified, suspended, withdrawn or not renewed, in whole or in part, and the Company has complied with all such Authorisations and all legal, regulatory and other requirements which are applicable to its business save to the extent that would not (singly or in the aggregate) be material.

16	Business practices

16.1

Neither the Company nor any of its Subsidiaries nor any of its or their respective directors or officers nor, to the Company’s best knowledge, any of its or their respective employees, Affiliates, agents or representatives is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of any Anti-Corruption Laws, and the Company and its Subsidiaries and its and their respective directors, officers and, to the Company’s best knowledge, employees, Affiliates, agents or representatives have conducted their business in accordance with Anti-Corruption Laws.

16.2

Neither the Company nor any of its Subsidiaries nor any of its or their respective directors or officers nor, to the Company’s best knowledge, any of its or their respective employees, Affiliates, agents or representatives are the subject of any investigation, inquiry, claim or enforcement proceedings regarding any offence or alleged offence under any Anti-Corruption Laws by any authority responsible for investigating potential violations of or otherwise enforcing Anti-Corruption Laws, and no such investigation, inquiry, claim or enforcement proceedings is threatened or, so far as the Company and Directors are aware, pending.

16.3

The Company has in place policies, procedures and systems designed to ensure (and which are reasonably expected to continue to ensure) compliance by the Company and its Subsidiaries and its and their respective directors, officers, employees, Affiliates, agents and representatives with applicable Anti-Corruption Laws (Adequate Procedures). Neither the Company nor the Directors are aware of any violation by the Company or any of its Subsidiaries or any of its or their respective directors, officers, employees, Affiliates, agents or representatives of the Adequate Procedures.

16.4

Neither the Company nor any of its Subsidiaries nor any of its or their respective directors or officers nor, to the Company’s best knowledge, any of its or their respective employees, Affiliates, agents or representatives is, or is owned or controlled by individuals or entities (for the purposes of this paragraph 16, Persons) that are:

(a)	the subject or the target of any Sanctions Laws and Regulations; or

(b)	located, organised or resident in a country or territory that is the subject of Sanctions Laws and Regulations (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

16.5

Neither the Company nor any of its associates or Associated Persons will, directly or indirectly, use the proceeds received from the Offer, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (a) to fund any activities or business of or with any Person, or in any country or territory that, at the time of such funding, is the subject or the target of Sanctions Laws and Regulations; or (b) in any other manner that would result in a violation of Sanctions Laws and Regulations any Person (including any person participating in the Offer, whether as underwriter, adviser, investor or otherwise).

16.6

There have been no transactions or arrangements between the Company or any of its Subsidiaries or any of its or their respective directors or officers or, to the Company’s best knowledge, any of its or their respective employees, Affiliates, agents or representatives, on the one hand, and any country, territory, person or entity targeted by sanctions under any of the Sanctions Laws and Regulations or any person or entity in those countries or territories or which performs contracts in support of projects in or for the benefit of those countries or territories, on the other hand.

16.7

The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with, and the Company’s and its Subsidiaries’ respective directors or officers and, to the Company’s best knowledge, its and their respective employees, Affiliates, agents or representatives have complied with, the applicable money laundering statutes of all jurisdictions in which it or they conduct their operations, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdictions (collectively, the Money Laundering Laws) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries, or any of its or their respective directors or officers or, to the Company’s best knowledge, any of its or their respective employees, Affiliates, agents or representatives or other persons associated with or acting on behalf of the Company with respect to the Money Laundering Laws is pending or, so far as the Company and Directors are aware, threatened.

17	Intellectual property

17.1

The Company (i) owns or otherwise has the right to use its corporate name, adequate trademarks, trade names, domain names, licences and inventions, know-how, patents, copyrights and/or other intellectual property (collectively, intellectual property) necessary to conduct its business as described in the Offer Documents, and (ii) has not received any notice of, nor is aware of any such notice being imminent, of any infringement or of conflict with asserted rights of others with respect to any of its intellectual property rights.

18	Properties

18.1	The Company does not own or lease, and has not at any time owned or leased any real property.

19	Share capital and Warrants

19.1

Save for the Founder Preferred Shares and the Warrants and save as disclosed in paragraph 10 of Part VIII, there are in force no options or other agreements which call for the issue of, or afford to any person the right to call for the issue of, any shares or other securities of the Company.

19.2

No holder of Ordinary Shares, Founder Preferred Shares or Warrants will, after Admission, have any rights, in their capacity as such, in relation to the Company other than as set out in the Memorandum and Articles of Association of the Company and the Warrant Instrument (as appropriate).

19.3	On Admission, the issued and to be issued share capital (including, without limitation, upon exercise of any of the Warrants) of the Company will be as described in the Final Prospectus.

19.4	The Depositary Interests are, and will following Admission remain, a participating security (as defined in the CREST Regulations) in CREST.

19.5

The issued and to be issued share capital (including, without limitation, the New Shares, any Ordinary Shares to be issued upon exercise of any of the Warrants and the Founder Preferred Shares) of the Company has been (or will be, once issued) duly and validly authorised (if so required) and issued, has been (or will be, once issued) issued fully paid and not subject to any call for the payment of further capital and is (or will be, once issued) free of all pre-emptive rights or other material rights or restrictions.

19.6

The holders of outstanding shares in the capital of the Company do not have (and the allotment, issue and sale of the New Shares, the Founder Preferred Shares, the Warrants and/or any Ordinary Shares to be issued upon exercise of any of the Warrants is not subject to) any pre-emptive or similar rights under any.

19.7

The New Shares, the Founder Preferred Shares and the Warrants are freely issuable by the Company to or for the account of the initial subscribers therefor or allottees thereof and, upon issue, the New Shares will rank pari passu in all respects with and be identical to all other Ordinary Shares.

19.8

Except as provided for in Schedule 3 to this Agreement, as described in Section 4 of Part VIII of the Pathfinder Prospectus and the Final Prospectus, as set out in the Memorandum and Articles of Association or as required by applicable law, there are (and, immediately following Admission, will be) no restrictions upon:

(a)	the voting or transfer of the Ordinary Shares or upon the declaration or payment of any dividend or distribution thereof; and/or

(b)	the transfer of the Warrants.

19.9	The Offer and the New Shares conform in all material respects to the respective descriptions thereof contained in the Disclosure Package and the Final Prospectus.

19.10

Assuming subscription and payment therefor in accordance with their terms and conditions as described in the Pathfinder Prospectus and the Final Prospectus, the Ordinary Shares to be issued upon exercise of the Warrants will be validly issued and paid and the rights attached thereto shall conform to the description contained in the Pathfinder Prospectus and Final Prospectus. The Ordinary Shares to be issued upon exercise of the Warrants will rank pari passu with the outstanding Ordinary Shares of the Company as at the date of their issuance.

20	Capacity

20.1	The Company has been duly incorporated and is validly existing as a limited liability company under the laws of the BVI with registered number 1959763.

20.2

The Company has full power and authority under its constitutional documents and otherwise to own, lease and operate its properties and to conduct its business as described in the Pathfinder Prospectus and the Final Prospectus and to enter into and perform its obligations pursuant to the Offer and this Agreement and enter into an consummate all transactions in connection therewith.

20.3

The Company has power under its Memorandum and Articles of Association and resolutions passed at general meeting to (i) create, allot and issue the New Shares and/or Warrants comprising the Units, (ii) create, allot and issue the Founder Preferred Shares, (iii) effect the Offer in the manner proposed, (iv) pay the commissions, fees and expenses provided for in this Agreement and (v) enter into and perform this Agreement and any other agreements to be entered into by it in connection with the Offer, without any sanction or consent by members of the Company or any class of them.

20.4

All other authorisations, approvals, consents and licences required by the Company in order to (i) create, allot and issue the New Shares and/or Warrants comprising the Units, (ii) create, allot and issue the Founder Preferred Shares, (iii) effect the Offer in the manner proposed, (iv) pay the commissions, fees and expenses provided for in this Agreement and (v) enter into and perform this Agreement and any other agreements to be entered into by it in connection with the Offer, have been obtained and remain in full force and effect.

20.5

This Agreement and each agreement to be entered into by the Company in connection with the Offer has been duly authorised, executed and delivered by the Company and all such agreements constitute valid and legally binding obligations, enforceable against the Company in accordance with their terms.

21	No subsidiary undertakings

21.1	The Company does not have any subsidiaries, subsidiary undertakings or associates nor holds any interests in any types of security in any third party company or other legal entity.

22	Conflicts of interest

22.1

The paragraphs headed “Conflicts of interest” in Part II of the Pathfinder Prospectus and the Final Prospectus contain an accurate summary of the procedures agreed between the Company, each of the Founders, the Founder Entities and the Non-Founder Directors relating to conflicts of interest.

23	Compliance with securities laws

23.1

The Offer and the issue of the Offer Documents in the manner contemplated by this Agreement will comply with the BVI Companies Act, FSMA, the FS Act, MAR, the Prospectus Rules, the Listing Rules, the DTRs, the Rules and Regulations of the London Stock Exchange and all other applicable laws, rules and regulations of the United Kingdom and elsewhere.

23.2

The Company has not, directly or indirectly in relation to the Offer or otherwise to the extent it is material, done any act or engaged in any course of conduct in breach of section 89, section 90 or section 91 FS Act or constituting insider dealing, unlawful disclosure of inside information or market manipulation under Articles 14 or 15 of MAR, in each case including any regulations made pursuant thereto, or the equivalent provisions under the securities laws applicable in any other relevant jurisdiction nor, so far as the Warrantor is aware, has any person acting on behalf of the Company (other than the Banks, as to whom no representation is made) done any act or engaged in any course of conduct as described above.

23.3

None of the Warrantors, nor the Company nor any person acting on its or their behalf (other than the Banks, as to whom no representation is made) has made, directly or indirectly, offers or sales of any securities, or has solicited offers to buy, or otherwise has negotiated in respect of, any security in circumstances that would require the registration of the New Shares, the Warrants or the Founder Preferred Shares under the Securities Act.

23.4

Subject to compliance by the Banks with the undertakings, representations and warranties set out in Schedule 4, no registration of the New Shares, the Warrants or the Founder Preferred Shares under the Securities Act is required in connection with:

(a)

the offer, allotment, issue and delivery of the New Shares or the Warrants to the Banks or to subscribers or purchasers procured by the Banks, or the offer and re-sale by the Banks of the New Shares or the Warrants; or

(b)

the offer, allotment, issue and delivery of the New Shares, the Warrants or the Founder Preferred Shares to the Founder Entities, as applicable in the manner contemplated in this Agreement and the Offer Documents.

23.5

Save as described in the paragraphs headed “Registration Rights” in Part II of the Pathfinder Prospectus and the Final Prospectus, there are no persons, so far as the Warrantor is aware, with registration rights or similar rights to have any New Shares, any Warrants or any Founder Preferred Shares or securities of the same or similar class as the New Shares, the Warrants or the Founder Preferred Shares registered by the Company under the Securities Act or otherwise.

23.6

None of the Warrantors, nor the Company nor any person acting on its or their behalf (other than the Banks, as to whom no representation is made) has taken, directly or indirectly, any action designed to cause or result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilisation in violation of applicable laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the New Shares, the Warrants or the Founder Preferred Shares.

23.7

The Company is not, nor will it be as a result of the offer and sale of the New Shares, the Warrants or the Founder Preferred Shares contemplated in this Agreement and the application of the proceeds thereof, an “investment company” as such term is defined in the Investment Company Act.

23.8

The Company is not a “passive foreign investment company” (PFIC) within the meaning of Section 1297 of the US Internal Revenue Code of 1986, as amended, and the Company does not expect to become, as a result of the receipt and application of the proceeds of the Offer, a passive foreign investment company.

23.9

The Company is a “foreign issuer” (as such term is defined in Regulation S) which reasonably believes that there is no “substantial US market interest” (as such term is defined in Regulation S) in its equity securities or in any securities of the same class as the New Shares, the Warrants or the Founder Preferred Shares.

23.10

None of the Warrantors, nor the Company nor any person acting on its or their behalf (other than the Banks, as to whom no representation is made) has engaged, directly or indirectly, in any directed selling efforts with respect to the offer and sale of the New Shares, the Warrants or the Founder Preferred Shares.

23.11

None of the Warrantors, nor the Company nor any person acting on its or their behalf (other than the Banks, as to whom no representation is made) has engaged, directly or indirectly, in any form of general solicitation or general advertising in connection with any offer or sale of the New Shares, the Warrants or the Founder Preferred Shares in the United States.

23.12

None of the Warrantors, nor the Company nor any person acting on its or their behalf (other than the Banks, as to whom no representation is made) has distributed any offering material in connection with the Offer (including a website posting that is accessible by residents of the United States) other than the Pathfinder Prospectus, the Disclosure Package and the Final Prospectus (and any amendment or supplement to any of them) or other materials, if any, permitted by the Securities Act and approved by the Banks.

23.13

None of the New Shares, the Warrants or the Founder Preferred Shares are, or will be at the Closing Date, of the same class (within the meaning of Rule 144A(d)(3)(i) under the Securities Act) as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a US automated inter-dealer quotation system.

23.14

The Final Prospectus contains all the information that, if requested by a prospective purchaser of New Shares, the Warrants or the Founder Preferred Shares, would be required to be provided to such prospective purchaser by Rule 144A(d)(4) under the Securities Act.

23.15

The Company has not entered into any contractual arrangement relating to the offer, sale, distribution or delivery of any New Shares, any Warrants or any Founder Preferred Shares other than this Agreement and the other arrangements described in the Pathfinder Prospectus and the Final Prospectus.

23.16

The Company will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States of any New Shares, any Warrants or any Founder Preferred Shares or any substantially similar securities issued by the Company, within six months subsequent to the date on which the distribution of the New Shares, the Warrants and the Founder Preferred Shares is expected to be completed, is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the New Shares, the Warrants or the Founder Preferred Shares in the United States contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.

24	Non-investment fund status

24.1	The Company is not an alternative investment fund within the meaning of AIFMD.

24.2	There is no requirement under applicable law for the Company to be authorised as an“Alternative Investment Fund” or “Alternative Investment Fund Manager” under AIFMD.

Part B - Warranties given by the Directors

1	Information relating to the Warrantor

1.1

The Banks have been furnished in writing with all information relating to the Warrantor that might reasonably be considered material in connection with the offer or the Applications for Admission or for disclosure in the Offer Documents or any of them and all such information is true and accurate in all material respects and not misleading and no information has been omitted from such information which might make such information untrue, inaccurate in all material respects or misleading.

1.2

All information contained or referred to in the Director’s Questionnaire completed by the Warrantor is true, accurate and complete in all material respects and not misleading and such Director’s Questionnaire contains all relevant material information relating to the Warrantor.

1.3

The statements of fact included in (or to be included in) any of the Offer Documents (and any amendment or supplement to any of them) insofar as they relate or refer to the Warrantor are (or, when made, will be) fairly presented and do not and will not, as of their respective dates, as at the Applicable Time, as at the date of the Final Prospectus, as at the date of any Supplementary Prospectus and as at the Closing Date, contain any untrue or inaccurate statement of a material fact or omit to state any fact necessary in order to make the statements therein, in light of the circumstances in which they are made (or will be made) not misleading. Any expressions of opinion, intention, belief or expectation contained in such documents (insofar as they relate or refer to the Warrantor) are (or when made will be) truly and honestly held and have been (or will be) made on reasonable grounds after due and careful consideration and enquiry.

1.4

The Warrantor has had explained to him by the Company’s Counsel, and fully understands, his responsibilities and obligations as a director of a listed company under, MAR, the Listing Rules, the DTRs, the Prospectus Rules, FSMA and the FS Act.

2	Capacity

2.1

The Warrantor has full power and authority to enter into and perform his obligations pursuant to this Agreement, the relevant Insider Letter and the other agreements to be entered into by him in connection with the Offer.

2.2

The Warrantor has duly authorised, executed and delivered this Agreement, the relevant Insider Letter and the other agreements to be entered into by him in connection with the Offer and all such agreements constitute valid and legally binding obligations, enforceable against the Warrantor in accordance with their terms.

2.3

The execution and delivery by the Warrantor of this Agreement, the relevant Insider Letter and the other agreements to be entered into by it in connection with the Offer and the performance of the obligations of the Warrantor hereunder and thereunder, the distribution of the Offer Documents, the offer, sale and delivery of the New Shares and/or Warrants comprising the Units and the consummation by it of the transactions contemplated by the Offer Documents will not conflict with or result in a breach of any terms of provisions of, or constitute a default or event of default (however described) under, or result in the creation or imposition of any lien, charge or encumbrance on any property or assets under, any document, agreement or instrument to which the Warrantor is a party or by which the Warrantor is bound or to which any of its properties may be subject or infringe any restrictions or the terms of any contract, obligation or commitment of the Warrantor or infringe or violate any applicable law, rule, regulation, judgment, order, authorisation or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Warrantor or any of its properties.

3	Established procedures

3.1

The Directors have established procedures that enable the Company to comply with the Listing Rules, the DTRs and the rules of the London Stock Exchange on an ongoing basis. In particular, the Warrantor has had explained to him by the Company’s Counsel, and fully understands his responsibilities and obligations as a director of a listed company under, the Listing Rules, the DTRs, the Prospectus Rules, MAR, FSMA, the FS Act and the BVI Companies Act.

3.2

The Directors have established procedures which provide a reasonable basis of them to make proper judgements on an ongoing basis as to the financial position and prospects of the Company and which will, from Admission, enable the Company to comply with the Listing Rules, MAR and the DTRs on an ongoing basis.

4	Securities laws

4.1

Neither the Warrantor nor any person acting on their behalf (other than the Banks, as to whom no representation is made) has engaged, directly or indirectly, in any directed selling efforts with respect to the offer and sale of the New Shares, the Warrants or the Founder Preferred Shares.

4.2

Neither the Warrantor nor any person acting on their behalf (other than the Banks, as to whom no representation is made) has engaged, directly or indirectly, in any form of general solicitation or general advertising in connection with any offer or sale of the New Shares, the Warrants or Founder Preferred Shares in the United States.

Part C - Warranties given by the Founders and Founder Entities

1	Capacity

1.1

The Warrantor has full power and authority to enter into and perform its obligations pursuant to this Agreement, the relevant Founder Insider Letter and, as applicable, the other agreements to be entered into by it in connection with the Offer.

1.2

The Warrantor has duly authorised, executed and delivered this Agreement, the relevant Founder Insider Letter and, as applicable, the other agreements to be entered into by it in connection with the Offer and all such agreements constitute valid and legally binding obligations, enforceable against the Warrantor in accordance with their terms.

1.3

The Warrantor is a company with limited liability, duly incorporated, validly existing and, insofar as such concept exists in the jurisdiction in which it is incorporated, in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority under its constitutional documents and otherwise to enter into and perform its obligations pursuant to the Offer and this Agreement and to enter into and consummate all transactions in connection therewith.

1.4

The Warrantor has not taken any action, nor have any other steps been taken or legal proceedings commenced or, so far as it is aware, threatened against it for its winding-up, dissolution or bankruptcy (to the extent that such procedure is applicable to such Warrantor) or for any similar of analogous proceeding in any jurisdiction, or for it to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrative receiver, trustee or similar officer.

1.5

The execution and delivery by the Warrantor of this Agreement, the relevant Founder Insider Letter and the other agreements to be entered into by it in connection with the Offer and the performance of the obligations of the Warrantor hereunder and thereunder, the distribution of the Offer Documents and the consummation by it of the transactions contemplated by the Offer Documents will not conflict with or result in a breach of any terms of provisions of, or constitute a default or event of default (however described) under, or result in the creation or imposition of any lien, charge or encumbrance on any property or assets under, any document, agreement or instrument to which the Warrantor is a party or by which the Warrantor is bound or to which any of its properties may be subject or infringe any restrictions or the terms of any contract, obligation or commitment of the Warrantor or infringe or violate any applicable law, rule, regulation, judgment, order, authorisation or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Warrantor or any of its properties.

2	Offer Documents

2.1

The statements of fact (including, without limitation and for the avoidance of doubt, (i) any statements regarding the Warrantor’s management expertise and track record and (ii) any expressions of opinion, intention or expectation) included in (or to be included in) any of the Offer Documents (and any amendment or supplement to any of them) insofar as they refer to the Warrantor are (or when made, will be) fairly presented and do not and will not, as of their respective dates, as at the Applicable Time or as at the Closing Date, contain any untrue or inaccurate or incomplete statement of a material fact or omit to state any fact necessary in order to make the statements therein, in light of the circumstances under which they are made (or will be made), not misleading and, in the case of any expressions of opinion, intention or expectation contained in such documents are truly and honestly held and have been made on reasonable grounds after due and careful consideration and enquiry.

2.2

Each of the Banks has been furnished in writing with all information relating to the Warrantor that might reasonably be considered material for disclosure in the Offer Documents or any of them. All such information is true and accurate and not misleading and no information has been omitted from such information which might make such information untrue, inaccurate or misleading.

3	Securities laws

3.1

The Company has not, directly or indirectly in relation to the Offer or otherwise to the extent it is material, done any act or engaged in any course of conduct in breach of section 89, section 90 or section 91 FS Act or constituting insider dealing, unlawful disclosure of inside information or market manipulation under Articles 14 or 15 of MAR, in each case including any regulations made pursuant thereto, or the equivalent provisions under the securities laws applicable in any other relevant jurisdiction nor, so far as the Warrantor is aware, has any person acting on behalf of the Company (other than the Banks, as to whom no representation is made) done any act or engaged in any course of conduct as described above.

3.2

Neither the Warrantor nor any person acting on their behalf (other than the Banks, as to whom no representation is made) has engaged, directly or indirectly, in any directed selling efforts with respect to the offer and sale of the New Shares, the Warrants or the Founder Preferred Shares.

3.3

Neither the Warrantor nor any person acting on their behalf (other than the Banks, as to whom no representation is made) has engaged, directly or indirectly, in any form of general solicitation or general advertising in connection with any offer or sale of the New Shares, the Warrants or Founder Preferred Shares in the United States.

4	No action to prejudice listing

4.1

The Warrantor has not taken and will not take any action following the date hereof which may reasonably be expected to prejudice the Applications for Admission or otherwise result in Admission not becoming effective.

5	Non-public facts or circumstances

5.1

The Warrantor is not aware of any non-public fact or circumstance (excluding, for the avoidance of doubt, any fact or circumstance disclosed in the Disclosure Package and the Final Prospectus) that, if made public, would be expected to have a material effect upon the market price of the Ordinary Shares or upon the Company or which would require it to make a public announcement under applicable law and regulations.

6	Business practices

6.1

Neither the Warrantor nor, where the Warrantor is a corporate entity, any of its Subsidiaries nor any of its or their respective directors or officers nor, to the Warrantor’s best knowledge, any of its or their respective employees, Affiliates, agents or representatives is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of any AntiCorruption Laws, and the Warrantor and, where the Warrantor is a corporate entity, its Subsidiaries and its and their respective directors, officers and, to the Warrantor’s best knowledge, employees, Affiliates, agents or representatives have conducted their business in accordance with Anti-Corruption Laws.

6.2

Neither the Warrantor nor, where the Warrantor is a corporate entity, any of its nor any of its Subsidiaries nor any of its or their respective directors or officers nor, to the Warrantor’s best knowledge, any of its or their respective employees, Affiliates, agents or representatives are the subject of any investigation, inquiry, claim or enforcement proceedings regarding any offence or alleged offence under any Anti-Corruption Laws by any authority responsible for investigating potential violations of or otherwise enforcing Anti-Corruption Laws, and no such investigation, inquiry, claim or enforcement proceedings is threatened or, so far as the Warrantor is aware, pending.

6.3

Where the Warrantor is a corporate entity, the Warrantor has in place policies, procedures and systems designed to ensure (and which are reasonably expected to continue to ensure) compliance by the Warrantor and its Subsidiaries and its and their respective directors, officers, employees, Affiliates, agents and representatives with applicable Anti-Corruption Laws (Adequate Procedures) and regularly monitors and reviews such Adequate Procedures and compliance therewith. The Warrantor is not aware of any violation by the Warrantor or any of its Subsidiaries or any of its or their respective directors, officers, employees, Affiliates, agents or representatives of the Adequate Procedures.

6.4

Where the Warrantor is a corporate entity, neither the Warrantor nor any of its Subsidiaries nor any of its or their respective directors or officers nor, to the Warrantor’s best knowledge, any of its or their respective employees, Affiliates, agents or representatives is, or is owned or controlled by individuals or entities (for the purposes of this paragraph 16, Persons) that are:

(a)	the subject or the target of any Sanctions Laws and Regulations; or

(b)	located, organised or resident in a country or territory that is the subject of Sanctions Laws and Regulations (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

6.5

There have been no transactions or arrangements between the Warrantor or, where the Warrantor is a corporate entity, any of its Subsidiaries or any of its or their respective directors or officers or, to the Warrantor’s best knowledge, any of its or their respective employees, Affiliates, agents or representatives, on the one hand, and any country, territory, person or entity targeted by sanctions under any of the Sanctions Laws and Regulations or any person or entity in those countries or territories or which performs contracts in support of projects in or for the benefit of those countries or territories, on the other hand.

6.6

Where the Warrantor is a corporate entity, the operations of the Warrantor and its Subsidiaries are and have been conducted at all times in material compliance with, and the Warrantor’s or its Subsidiaries’ respective directors or officers and, to the Warrantor’s best knowledge, its and their respective employees, Affiliates, agents or representatives have complied with the applicable money laundering statutes of all jurisdictions in which it or they conduct their operations, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdictions (collectively, the Money Laundering Laws) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Warrantor or its Subsidiaries, or any of its or their respective directors or officers or, to the Warrantor’s best knowledge, any of its or their respective employees, Affiliates, agents or representatives or other persons associated with or acting on behalf of the Warrantor with respect to the Money Laundering Laws is pending or, so far as the Warrantor is aware, threatened.

Schedule 3

Undertakings

1	General

1.1

The Company will duly perform all of its obligations in connection with the Offer, whether arising pursuant to this Agreement, any of the Offer Documents (and any amendment or supplement to them) or otherwise and will not (save as provided in paragraph 1.5 of this Schedule 3), without the prior written consent of the Banks:

(a)	seek to modify, vary or supplement any of the terms and conditions of the Offer or to extend the period(s) during which the Offer is open for application or acceptance; or

(b)

other than in connection with an Acquisition, for the period from the date of this Agreement and ending on the date 180 days after Admission, make any material amendments to the Directors’ Letters of Appointment, save for any ordinary course increases in remuneration approved by the Company’s Remuneration Committee and/or save as disclosed in paragraph 10 of Part VIII of the Final Prospectus.

1.2

The Company will as soon as reasonably practicable provide to each of the Banks, during the period commencing on the date hereof and ending on the date that is 90 days after the Closing Date, as many copies (free of charge) of the Pathfinder Prospectus, the Final Prospectus, any Supplementary Prospectus and any other documentation relating to the Offer as any of them may reasonably request.

1.3

The Company will procure that each of the Final Prospectus and any Supplementary Prospectus is filed, published and/or issued in accordance with, and complies with, the Prospectus Rules and the Listing Rules (insofar as they apply) and that:

(a)	a press release (including pricing details) in the agreed form is delivered to a Regulatory Information Service in time for release not later than 8.00 a.m. on the date of this Agreement;

(b)	sufficient copies of the Final Prospectus are made available at the appropriate times to the public and/or to other subscribers for or purchasers of the Units;

(c)

sufficient copies of the Final Prospectus and any Supplementary Prospectus are made available at the registered office of the Company, the offices of the Registrar and the National Storage Mechanism, in accordance with the requirements of the FCA and the London Stock Exchange; and

(d)	the documents described in the Final Prospectus or in any Supplementary Prospectus as being available for inspection are made available as described.

1.4	Each of the Company and the Directors undertakes that, insofar as it or he has power to do so, it or he will ensure that Section 87G of FSMA is fully complied with in connection with the Offer.

1.5

The Company will comply with FSMA, the FS Act, the Listing Rules and the Prospectus Rules so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the Offer Documents (and any amendment or supplement to any of them). If at any time after the Final Prospectus has been lodged with the FCA for approval and prior to Admission:

(a)

any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of Company’s Counsel or Banks’ Counsel, to amend or supplement any of the Offer Documents in order that such Offer Documents will not include any untrue or inaccurate statement of a material fact or omit to state a fact necessary in order to make the statements therein not misleading in any material respect in the light of the circumstances existing at the time it is delivered to a subscriber;

(b)

there arises or is noted any matter referred to in section 87G of FSMA of which the Company is, or becomes, aware prior to Admission and which requires the Company to deal with such change or matter in accordance with section 87G of FSMA, the Listing Rules and/or the Prospectus Rules; or

(c)

it shall be necessary, in the opinion of such legal advisers, at any such time to amend or supplement any Offer Document in order to comply with the requirements of FSMA, the FS Act, MAR, the Listing Rules, the DTRs and/or the Prospectus Rules or any other applicable law or regulation (as the case may be), the Company or the Directors (as the case may be) will promptly:

(d)

bring such event or condition to the notice of the Banks and shall promptly prepare and file with the FCA (or procure the filing with the FCA of) such amendment or supplement as may be necessary to correct such statement or omission or to make such Offer Document comply with such requirements. Before amending or supplementing any Offer Document, the Company will furnish each of the Banks with a copy of each such proposed amendment or supplement, and will not make any such proposed amendment or supplement without the consent of the Banks, provided always that (A) nothing in this paragraph shall prevent the Company or the Directors from complying with their obligations at law or under the Prospectus Rules, the Listing Rules, the FS Act or FSMA and (B)this paragraph shall be without prejudice to the rights of the Banks under clause 15; and

(e)	provide to the Banks such number of copies of such amendment or supplement as the Banks may reasonably request.

1.6

The Company will use the net proceeds received by it from the sale of the Units in the manner and for the purpose specified in the Disclosure Package and the Final Prospectus. Each of the Company and each of the Directors undertakes that it or he will not, directly or indirectly, use the proceeds received from the Offer, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(a)	to fund any activities or business of or with any Person, or in any country or territory that, at the time of such funding, is the subject or the target of Sanctions Laws and Regulations; or

(b)

in any other manner that would result in a violation of Sanctions Laws and Regulations by any Person (including any Person participating in the Offer, whether as a Bank, adviser, investor or otherwise).

1.7	The Company and each of the Directors undertakes that:

(a)

for the period from the date of this Agreement and ending 90 days following the date of Admission, the Company shall not, without the prior written consent of the Banks, enter into any agreement, commitment or arrangement which is or may be material in the context of the business or affairs of the Company or in relation to the Offer; and

(b)

for a further period ending 30 days following the date of expiry of the period referred to in paragraph 1.7(a) of this Schedule 3, the Company shall not, without prior consultation with the Banks, enter into any agreement, commitment or arrangement which is or may be material in the context of the business or affairs of the Company or in relation to the Offer.

1.8

The Company and each of the Directors undertakes that for the period from the date of this Agreement and ending 90 days after Admission, it shall discuss with the Banks any material new developments in its sphere of activity and any change in the Company’s financial condition or in the performance of its business.

1.9

The Company, each of the Directors, each of the Founders and each of the Founder Entities undertakes immediately to notify the Banks if it comes to its or his knowledge at any time on or before Admission that any of the Warranties in this Agreement was (or may have been) untrue, inaccurate or misleading when given or has ceased (or may have ceased) to be true and accurate or has become (or may have become) misleading or if it or he becomes aware of any circumstance which would or might cause any of those Warranties to become untrue, inaccurate or misleading if they were repeated at any time on or before Admission or if it or he becomes aware, prior to such date, that a matter has arisen which might give rise to a claim under any of the indemnities in clause 10.

1.10

Except with the prior written consent of the Banks, other than in connection with an Acquisition, the Company undertakes that it will not, for the period from the date of this Agreement and ending on the date 180 days after Admission, declare, make or pay any dividend or other distribution on any of its share capital nor increase, reduce or modify any part of it, save as disclosed in paragraph 15.2 of Part VIII of the Final Prospectus and/or to the extent such dividend, distribution or increase, reduction or modification of the Company’s share capital is in accordance with the Company’s dividend policy as set out in the Final Prospectus.

1.11	Each of the Company, each of the Directors, each of the Founders and each of the Founder Entities severally undertakes that:

(a)

it or he will not at any time between the date of this Agreement and the date falling 45 days after Admission circulate, distribute, publish, issue or make (nor authorise any other person to circulate, distribute, publish, issue or make) any press or public announcement or advertisement, statement or communication, either individually or jointly with any other person, in relation to the Company or the Offer or otherwise relating to the assets, liabilities, profits, losses, financial or trading condition or the earnings, business affairs or business prospects of the Company (except for routine communications in the ordinary course of business and consistent with past practice), whether in response to enquiries or otherwise, without the prior written consent of the Banks, unless, in the judgement of the Company and Company’s Counsel, and after notification to the Banks, such announcement, advertisement, statement or communication is required by, or issued in accordance with, law or applicable regulation including, without limitation, FSMA, the FS Act, MAR, the Listing Rules, the DTRs, the Securities Act and the rules and regulations promulgated thereunder; and

(b)

for a further period of 45 days following the date of expiry of the period referred to in paragraph 1.11(a) of this Schedules, it or he will not at any time circulate, distribute, publish, issue or make (nor authorise any other person to circulate, distribute, publish, issue or make) any press or public announcement or advertisement, statement or communication, either individually or jointly with any other person, in relation to the Company or the Offer or otherwise relating to the assets, liabilities, profits, losses, financial or trading condition or the earnings, business affairs or business prospects of the Company (except for routine communications in the ordinary course of business and consistent with past practice), whether in response to enquiries or otherwise, without prior consultation with the Banks (taking into account the Banks’ reasonable requests).

1.12

Each of the Company, each of the Directors, each of the Founders and each of the Founder Entities undertake that none of them will, at any time between the date of this Agreement and the date falling 90 days after Admission, make any public announcement, advertisement, statement or communication as is referred to in paragraph 1.11 of this Schedule 3 or relating to any matters, events or circumstances which may be necessary to be made known to the public in order to enable the shareholders of the Company and the public to appraise the position of the Company or to avoid the establishment of a false market in its securities, either individually or jointly with any other person, (including, without limitation, any matter whatsoever which would require notification by the Company to Regulatory Information Service in accordance with the provisions of the Listing Rules) without first, where reasonably practicable, (a) notifying the Banks as to the content, form and manner of publication of such announcement, advertisement, statement or communication, (b) making available drafts of any such announcement, advertisement, statement or communication to the Banks in sufficient time prior to its publication to allow the Banks an opportunity to consider and comment on the same, and (c) consulting with the Banks as to the content, form and manner of publication of such announcement, advertisement, statement or communication.

1.13

The Company, each of the Directors, each of the Founders and each of the Founder Entities undertakes that it or he will not take any action following the date hereof which may prejudice the applications for Admission or otherwise result in Admission not becoming effective.

1.14

For a period of 90 days following Admission, the Company agrees that it will furnish to the Banks copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Banks (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the FCA, the London Stock Exchange or any securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Banks may from time to time reasonably request.

1.15

The Company and the Directors undertake to comply and act in accordance with the Company’s responsibilities and obligations as a listed company as contained in MAR, the Listing Rules, the UK Corporate Governance Code, the Prospectus Rules, the DTRs, FSMA, the FS Act, the City Code and any other requirements (statutory or otherwise) from time to time in force in relation to listed companies.

1.16

Each of the Founders and the Founder Entities undertakes and agrees that they will use their best endeavours to ensure (to the extent it is within their respective powers to do so) that the Company will not acquire an entity that is an Affiliate of any of the Directors.

1.17

The Company, each of the Directors, each of the Founders and each of the Founder Entities shall procure, so far as it is able to do so, that the documents specified in Schedule 5 are delivered to the Banks’ Counsel by not later than the times and dates specified in Schedule 5.

2	Lock-up

2.1

The Company undertakes to each of the Banks that during a period of 180 days from the date of Admission that it will not, without the prior written consent of the Banks, directly or indirectly, offer, issue, lend, sell or contract to sell or issue, issue or sell options in respect of, or otherwise dispose of, directly or indirectly, or announce an offering or issue of, any Ordinary Shares (or any interest therein or in respect thereof) or any other securities exchangeable for or convertible into, or substantially similar to, Ordinary Shares (including, without limitation, any Warrants) or enter into any transaction with the same economic effect as, or agree to do, any of the foregoing, save that the above restrictions shall not apply in respect of the issue of New Shares:

(a)	pursuant to the Offer;

(b)	in connection with an Acquisition;

(c)	upon conversion of the Founder Preferred Shares; or

(d)	to satisfy the exercise of Warrants by holders thereof,

2.2

Each of the Directors, each of the Founders and each of the Founder Entities undertake to each of the Banks that, during the period commencing on the date of this Agreement and ending on the earlier of (i) the 365th day following the completion of an Acquisition by the Company and (ii) the passing of a resolution to voluntarily wind up the Company for failure to complete an Acquisition (the Lock-up Period), he or it will not, without the prior written consent of the Banks (acting on behalf of the Banks), directly or indirectly, offer, allot, issue, lend, mortgage, assign, charge, pledge, sell or contract to sell or issue, issue or sell options in respect of, or otherwise dispose of, directly or indirectly, or announce an offering or issue of, any Ordinary Shares (or any interest therein or in respect thereof) or any other securities exchangeable for or convertible into, or substantially similar to, Ordinary Shares (including, without limitation, any Warrants or Founder Preferred Shares) or enter into any transaction with the same economic effect as, or agree to do, any of the foregoing, except that this undertaking will not apply to or prohibit a Director, Founder or Founder Entity from effecting:

(a)

a transfer by way of gift or for estate planning purposes to a member of the transferor’s Close Relatives or to a trust (including to any direct or indirect wholly-owned subsidiary of such trust) the sole beneficiaries of which are the transferor, one or more of the transferor’s Close Relatives and/or a recognised charitable organisation;

(b)	a transfer to any of the Directors;

(c)

a transfer to an Affiliate of a Founder Entity or a member of a Founder Entity or a direct or indirect holder of an equity or partnership interest in a Founder Entity or an employee of an Affiliate of a Founder Entity;

(d)

a transfer between and among the Founders or the Founder Entities (including between and among any Affiliate of a Founder Entity or member of a Founder Entity or direct or indirect holder of an equity or partnership interest in a Founder Entity or an employee of an Affiliate of a Founder Entity);

(e)	a transfer to any direct or indirect subsidiary of the Company, a target company or shareholders of a target company, in connection with an Acquisition;

(f)	a transfer of any Ordinary Shares and/or Warrants acquired after the date of Admission in an open-market transaction;

(g)

the acceptance of, or provision of an irrevocable commitment or undertaking to accept (without any further agreement to transfer or dispose of any Ordinary Shares or interest therein), a general offer made to all holders of issued and allotted Ordinary Shares for the time being on terms which treat all such holders alike;

(h)	following completion of an Acquisition:

(i)

a transfer to satisfy any tax liabilities incurred as a direct result of the completion of an Acquisition, the exercise of any Warrants or the receipt from the Company of scrip dividends on the Ordinary Shares; or

(ii)	a transfer by way of gift of up to 10 per cent, of the transferor’s interest in Ordinary Shares to a recognised charitable organisation,

provided that in in the case of each of 10.1(a) to 10.1(e) (inclusive), the relevant transferee enters into a lock up agreement for the remainder of the Lock-up Period on terms identical to those set out in this paragraph 2.2.

3	Securities laws compliance

3.1

For so long as any of the New Shares, the Warrants or the Founder Preferred Shares remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company undertakes that during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, it will make available to any holder or beneficial owner of New Shares, Warrants or Founder Preferred Shares or to any prospective purchaser of New Shares, Warrants or Founder Preferred Shares from such holder or beneficial owner, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act. This undertaking is intended to be for the benefit of the holders and prospective purchasers of such “restricted securities”. The undertaking of the Company in this paragraph is enforceable by such holders who are not parties to this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999 provided however that the parties to this Agreement may terminate or vary this Agreement in any way at any time without the consent of any such person.

3.2

Each of the Founder Entities will comply with all applicable UK and US securities laws and any other applicable law with respect to purchases and sales of New Shares, Warrants and Founder Preferred Shares.

3.3

Neither the Company, the Founders, the Founder Entities nor any of their Affiliates, nor any person acting on their behalf will, prior to the later to occur of (a) Admission and (b) completion of the distribution of the New Shares and Warrants, distribute any offering material in the United States (including a website posting that is accessible to residents of the United States) other than the Pathfinder Prospectus, the Disclosure Package and the Final Prospectus (and any amendment or supplement to any of them) or other materials, if any, permitted by the Securities Act and approved by the Banks. Any information contained in such other materials, if any, shall be consistent with the information contained in the Disclosure Package and the Final Prospectus.

3.4

The Company, each of the Directors, each of the Founders and each of the Founder Entities undertakes that they will not take, directly or indirectly, any action which is designed to, or might reasonably be expected to, constitute or result in, the stabilisation, maintenance or manipulation of the price of the New Shares, the Warrants or the Founder Preferred Share or any other security of the Company or any instrument evidencing rights to Ordinary Shares or any such other security and each confirms that it has not previously taken any such action.

3.5

The Company shall cause the proceeds from the sale of the New Shares, Warrants and Founder Preferred Shares to be invested only in United States government treasury bills or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as disclosed the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates the Acquisition, it will not be required to register as an investment company under the Investment Company Act.

3.6

The Company, each of the Directors, each of the Founders and each of the Founder Entities undertake that neither they nor any of their Affiliates, nor any person acting on their behalf (other than the Banks, as to whom it makes no representation) will engage, either directly or indirectly, in connection with the offering of the New Shares, the Warrants or the Founder Preferred Shares, in any form of general solicitation or general advertising in the United States.

3.7

The Company, each of the Directors, each of the Founders and each of the Founder Entities undertake that neither they nor any of their Affiliates, nor any person acting on their behalf (other than the Banks, as to whom it makes no representation) will engage in any directed selling efforts with respect to the New Shares, the Warrants or the Founder Preferred Shares.

3.8

None of the Company, the Directors, the Founders, the Founder Entities, their Affiliates nor any person acting on their behalf (other than the Banks, as to whom it makes no representation) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, or otherwise negotiate in respect of any security under circumstances that would require the registration of the New Shares, the Warrants or the Founder Preferred Shares under the Securities Act.

3.9

For so long as the New Shares or the Warrants are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, the Company agrees not to, and will cause its Affiliates not to, resell any New Shares or Warrants comprising the Units acquired by it or them into the United States.

3.10

The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, shares of the Company of any class if, as a result of the doctrine of integration referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (a) the sale of the New Shares, the Warrants or the Founder Preferred Shares by the Company to the Banks or to the purchasers procured by the Banks or by the Company to the Founder Entities, (b) the resale of the New Shares or Warrants by the Banks to subsequent purchasers, or (c) the resale of the New Shares or Warrants by such subsequent purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or Rule 144A or the safe harbour provided by Regulation S thereunder or otherwise.

3.11

The Company will take such actions as the Banks may reasonably request to qualify the New Shares and Warrants for offer and sale by the Banks through their Affiliates or agents under the laws of such states of the United States or other jurisdictions as the Banks may designate and shall maintain such qualifications in effect so long as required for the sale of the New Shares, the Warrants and the Founder Preferred Shares; provided, however, that, in connection therewith, the Company shall not be obliged to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not qualified. The Company will immediately advise the Banks of the receipt by the Company of any notification with respect to the suspension of the qualification of the New Shares, the Warrants or the Founder Preferred Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for such purposes.

Schedule 4

Selling Restrictions

1	United States

Each of the Banks severally, and not jointly or jointly and severally, acknowledges that the New Shares, the Warrants and the Founder Preferred Shares have not been and will not be registered under the Securities Act and may not be offered or sold within the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; and represents, warrants and agrees that (a) neither such Bank nor any of its Affiliates, nor any person acting on its or their behalf has solicited and/or will solicit offers for, or has offered, sold or procured subscribers or purchasers for or will offer, sell or procure subscribers or purchasers for, New Shares or Warrants by means of any general solicitation or general advertising in the United States, (b) neither it, nor any of its Affiliates, nor any person acting on its or their behalf, has engaged or will engage in any directed selling efforts with respect to the New Shares or the Warrants, and (c) such Bank and any person acting on its behalf, has offered or sold or solicited offers for or procured subscribers or purchasers for and will offer or sell, or solicit offers for or procure subscribers or purchasers for, the New Shares or the Warrants, as part of their initial distribution, (i) in the United States only to or from persons whom it reasonably believes are Qualified Institutional Buyers or Accredited Investors, or if any such person is buying for one or more institutional accounts of which such person is acting as fiduciary or agent, only when such Bank reasonably believes that each such account is a Qualified Institutional Buyer or Accredited Investor, in reliance on Rule 144A under the Securities Act or pursuant to another exemption from or in a transaction not subject to the registration requirements of the Securities Act; or (ii) outside the United States only in offshore transactions within the meaning and meeting the requirements of Rule 903 under the Securities Act.

2	EEA

2.1

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) each Banks severally, and not jointly or jointly and severally, represents, warrants and undertakes to the Company that it has not made and will not make an offer to the public of any shares, which are the subject of the offering contemplated by the Prospectus, in that Relevant Member State, except that it may make an offer of any shares to the public in that Relevant Member State with effect from and including the Relevant Implementation Date:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive (as defined below), 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Banks for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Shares shall result in a requirement for the publication by the Company or any Bank of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

2.2

For the purposes of paragraph 2.1, the expression an offer to the public in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71 EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes (i) any relevant implementing measure in the Relevant Member State and (ii) Commission Regulation (EC) No. 809/2004 EC, in each case as amended and the 2010 PD Amending Directive means Directive 2010/73 EU.

2.3	Each of the Banks severally, and not jointly or jointly and severally, represents and agrees that it has:

(a)

in relation to anything done by it in the United Kingdom in relation to the Offer, complied (and shall comply) in all material respects with such provisions of FSMA as are customarily complied with by investment banks of international reputation when soliciting investors for offerings of shares of this type; and

(b)

only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by them in connection with the issue or sale of the Shares in circumstances in which Section 21(1) of FSMA does not apply.

Schedule 5

Documents for delivery

Part A—Delivery of documents on the date of this agreement

Forms

1

A copy of the completed application for admission of securities to the Official List (in the form required by the Listing Rules) and a copy of the completed form A as referred to in the Prospectus Rules, in each case signed by a Director or the Secretary of the Company.

2

A copy of the signed application for admission to trading on the London Stock Exchange (LSE Form 1) in relation to the Ordinary Shares and the Units signed by a Director or the Secretary of the Company.

3	A copy of the final cross reference list identifying the pages of the Final Prospectus on which each item required by the schedules and building blocks of the Prospectus Rules can be found.

Directors’ responsibility letters and memoranda

4

Three original copies of the signed Directors’ responsibility letters addressed to the Banks (a) accepting responsibility for information contained in the Final Prospectus and any Supplementary Prospectus, (b) confirming that the Final Prospectus contains, or will contain when published, all such information as investors and their professional advisers would reasonably require and would reasonably expect to find therein (regard being had to the matters referred to in section 87A of FSMA) for the purposes of making an informed assessment of the matters specified in section 87A(2) of FSMA, and (c) acknowledging the relevant Directors’ understanding of the nature and extent of his responsibilities under MAR, the Listing Rules and the DTRs in accordance with paragraph 8.3.4R of the Listing Rules.

5

One certified copy of the memorandum prepared by the Company’s Counsel and addressed to the Directors explaining the nature of their responsibilities and obligations as directors of a public company listed on the Official List.

6

One certified copy of the memorandum prepared by the Company’s Counsel and addressed to the Directors explaining the nature and extent of their responsibilities and possible liabilities in relation to the Pathfinder Prospectus.

7	One certified copy of the memorandum addressed to the Directors in relation to their duties under the BVI Companies Act.

8	One certified copy of the share dealing code and dealing procedures manual prepared by the Company’s counsel in relation to the Company and addressed to the Directors.

Prospectus

9	Three copies of the Final Prospectus stamped with the formal approval of the FCA.

10

Three original copies of the Verification Notes, duly signed by or on behalf of each Director or by each of the persons responsible for the replies thereto and dated the same date as the Final Prospectus.

11	Three certified copies of each of the other documents stated in the Final Prospectus as being available for inspection.

12	Ten copies of each of the Offer Documents.

Corporate documents

13

Three certified copies of the minutes of the meetings of the Board of Directors of the Company, or a duly authorised committee thereof, (in which case, a certified copy of the minutes of the Board of Directors appointing such committee also to be supplied) approving the Offer Documents and (where appropriate) the other documents referred to in this Agreement and authorising the steps to be taken by the Company in connection with the Offer, including the execution of this Agreement in the agreed form and the Offer Price.

14	Three certified copies of the minutes of the meeting of the Board of Directors of the Company appointing any committee such as is referred to in paragraph 13 above.

15	Three certified copies of the inaugural written resolution of the first Director of the Company.

16	Three certified copies of the written resolution of the Company approving the appointment of each of the Directors.

17	Three certified copies of the certificate of incorporation and the Memorandum and Articles of Association of the Company.

18	Three certified copies of each of the letters pursuant to which each of the Directors is appointed.

19	Three certified copies of a letter of consent from each of the Directors in respect of their appointment, pursuant to the BVI Companies Act.

20

Three certified copies of a letter from each of the Founders to each of the Independent Non-Founder Directors giving certain undertakings in relation to the termination of the Independent Non-Founder Directors’ appointment.

21	Three certified copies of share option deeds in relation to each Independent Non-Founder Director.

22	Copies of director and officer questionnaires in respect of each of the Directors.

Reporting accountants’ letters/reports

Letters

Three original copies of the following letters addressed to the Company and the Banks duly signed by the Reporting Accountants, in form and substance to the satisfaction of the Banks:

23	Letter reporting on the Company’s financial position and prospects procedures;

24	Letter providing comfort in relation to the tax section of the Pathfinder Prospectus relating to UK and US taxation;

25

Letter reporting on the statement in the Pathfinder Prospectus that there has been no significant change in the financial or trading position of the Group since the date of incorporation of the Company;

26	US “SAS 72” comfort letter in form and substance satisfactory to the Banks, dated the date hereof;

27	International “lookalike” comfort letter in form and substance satisfactory to the Banks, dated the date hereof; and

28	Letter consenting to the inclusion of each of the reports and their name in the Pathfinder Prospectus in the form and context in which they appear.

Three certified copies of:

29

Letter from the Company to the Reporting Accountants, duly signed by a Director, containing certain representations regarding the financial information contained in the Pathfinder Prospectus and there being no significant change.

Reports

Three original copies of the following reports addressed to the Company and the Banks duly signed by the Reporting Accountants, in form and substance to the satisfaction of the Banks:

30	Accountants’ report in relation to the historical financial information of the Company included in the Pathfinder Prospectus; and

31	Report on the financial position and prospects procedures of the Company.

Other

32	Three copies of the form of warrant certificate in respect of the Warrants.

33	Three certified copies of each of the Founders’ Insider Letters, duly executed by each of the Founders.

34	The Three certified copies of each of the Non-Founder’ Insider Letters, duly executed by each of the Independent Non-Founder Directors.

35	Three copies of the Corporate Administration Agreement, duly signed by the Administrator and the Company.

36	Three copies of the Depositary Agreement, duly executed by the Depositary and the Company .

37	Three copies of the Depositary Interest Deed Poll, duly executed by the Depositary

38	Three copies of the Warrant Instrument, duly executed by the Company

39	Three copies of each of the Insider Letters, duly executed by the Founders or the Independent Non-Founder Directors (as the case may be)

40	Three copies of the Registrar Agreement, duly executed by the Registrar and the Company.

41	Three copies of the CREST securities application form and the CREST enablement letter.

42	Three certified copies of the RNS service agreement between the Company and the London Stock Exchange, duly executed.

43	Three certified copies of each power of attorney pursuant to which any party executes this Agreement.

44	Such other documents as may be reasonably requested by the Banks.

Banks (on behalf of themselves and the other Banks) may, in their absolute discretion, elect that delivery of any of the documents referred to in this Part A of Schedule 5 (Delivery of Documents’) may be deferred and in lieu of any such delivery require delivery of the relevant document in a form satisfactory to them at the times specified in Part A of this Schedule 5.

Part B—Delivery of documents on the Closing Date prior to Admission

Counsel opinions

1	Three originals of opinions:

(a)	in the agreed form from Company’s Counsel (in respect of both English and BVI law) dated the Closing Date;

(b)	in the form reasonably satisfactory to the Banks from Banks’ Counsel (in respect of English law) dated the Closing Date;

(c)	in the agreed form from the Founders’ and Founder Entities’ Counsel (in respect of Delaware law) dated the Closing Date.

2

Three originals of so-called “Rule 10b-5 disclosure letters” with respect to the Pathfinder Prospectus as at the Applicable Time and the Closing Date, and the Final Prospectus as of its date and the Closing Date, in form and substance satisfactory to the Banks from each of Company’s Counsel and Banks’ Counsel, each dated the Closing Date.

3

Three originals of “no registration” opinions and other US opinions (which for the avoidance of doubt shall include from Company’s Counsel an opinion that the Company is not, and after the receipt of the proceeds of the Offer will not be, an investment company within the meaning of the Investment Company Act and an opinion as to the US tax disclosure in the Pathfinder Prospectus and the Final Prospectus) in the agreed form from Company’s Counsel and Banks’ Counsel dated the Closing Date.

4

Three certified copies of the opinion from the Company’s Counsel to Euroclear in relation to the Depositary Interest Deed Poll, dated the Closing Date, together with three certified copies of the related confirmations from the Company.

5	Three certified copies of the opinion from the Founder Entities’ Counsel to the Company’s Counsel and the Depositary Euroclear in connection with the Depositary Interests, dated the Closing Date.

Corporate documents

6

Three certified copies of the minutes of the meetings of the Board of Directors of the Company, or a duly authorised committee thereof approving certain matters in relation to the allotment of the New Shares and Admission.

Company and Directors’ certificates

7	Three originals of the certificate in the agreed form set out in Part A of Schedule 6 signed by a Director for and on behalf of the Company dated the Closing Date.

8	Three originals of the certificate in the agreed form set out in Part A of Schedule 6 signed by a Founder Director for and on behalf of himself and the other Directors dated the Closing Date.

9	Three originals of the certificate in the agreed form set out in Part B of Schedule 6 signed by each Non-Founder Director dated the Closing Date.

Founders and Founder Entities’ certificates

10	Three originals of the certificate in the agreed form set out in Part C of Schedule 6 signed by each Founder in his own capacity dated the Closing Date.

11	Three originals of the certificate in the agreed form set out in Part C of Schedule 6 signed by each Founder on behalf of the relevant Founder Entity dated the Closing Date.

Reporting Accountants’ letters

12	Three originals of bring-down UK comfort letters in form and substance to the satisfaction of the Banks, dated the Closing Date.

13	Three originals of bring-down US comfort letters in form and substance to the satisfaction of the Banks, dated the Closing Date.

14	Three originals of bring-down international comfort letters in form and substance to the satisfaction of the Banks, dated the Closing Date.

15

Three originals of the letter from the Company to the Reporting Accountants, duly signed by a Director, containing certain representations regarding the bring-down comfort letters, dated the Closing Date.

Part C—Delivery of documents on the Date of Publication of any

Supplementary Prospectus

Supplementary Prospectus

1	A copy of the Supplementary Prospectus bearing evidence of the formal approval of the FCA as a supplementary prospectus pursuant to the Listing Rules.

2

Three originals of the verification notes prepared in connection with the Supplementary Prospectus and in the agreed form, duly signed by or on behalf of each Director or by each of the persons responsible for the replies thereto and dated the same date as the Supplementary Prospectus.

3	Three copies of the press announcement issued in connection with the Supplementary Prospectus and in the agreed form.

4	Three certified copies of each of the documents stated in the Supplementary Prospectus as being available for inspection, to the extent not already provided to the Banks.

Corporate documents

5

Three certified copies of the minutes of the meetings of the Board of Directors of the Company (or a duly authorised committee thereof), approving the Supplementary Prospectus, the press announcement to be issued in connection with publication of the Supplementary Prospectus and (where appropriate) the other documents referred to in this Agreement and authorising the steps to be taken by the Company in connection with the Supplementary Prospectus, in the agreed form.

Counsel opinions

6

If requested by the Banks, three originals of so-called “Rule 10b-5 disclosure letters”, in form and substance satisfactory to the Banks from each of Company’s Counsel and Banks’ Counsel, each dated the date of the Supplementary Prospectus.

7

If requested by the Banks, three originals of “no registration” opinions and other US opinions (which for the avoidance of doubt shall include an opinion from Company’s Counsel that the Company is not, and after the receipt of the proceeds of the Offer will not be, an investment company within the meaning of the Investment Company Act and an opinion as to the US tax disclosure in the Pathfinder Prospectus and the Final Prospectus) in the agreed form from Company’s Counsel and Banks’ Counsel dated the date of the Supplementary Prospectus.

Company and Directors’ certificates

8

Three originals of the certificate in the agreed form set out in Part A of Schedule 6 signed by a Director for and on behalf of the Company dated the date of publication of the Supplementary Prospectus.

9

Three originals of the certificate in the agreed form set out in Part A of Schedule 6 signed by a Founder Director for and on behalf of himself and the other Founder Directors dated the date of publication of the Supplementary Prospectus.

10	Three originals of the certificate in the agreed form set out in Part B of Schedule 6 signed by each Non-Founder Director dated the Closing Date.

Founders and Founder Entities’ certificates

11	Three originals of the certificate in the agreed form set out in Part C of Schedule 6 signed by each Founder in his own capacity dated the date of publication of the Supplementary Prospectus.

12

Three originals of the certificate in the agreed form set out in Part C of Schedule 6 signed by each Founder on behalf of the relevant Founder Entity dated the date of publication of the Supplementary Prospectus.

Reporting Accountants’ letters

13	If requested by the Banks, three originals of bring-down UK comfort letters in form and substance to the satisfaction of the Banks, dated the date of the Supplementary Prospectus.

14	If requested by the Banks, three originals of bring-down US comfort letters in form and substance to the satisfaction of the Banks, dated the date of the Supplementary Prospectus.

15	If requested by the Banks, three originals of bring-down international comfort letters in form and substance to the satisfaction of the Banks, dated the date of the Supplementary Prospectus.

16

If requested by the Banks, three originals of the letter from the Company to the Reporting Accountants, duly signed by a Director, containing certain representations regarding the bringdown comfort letters, dated the date of the Supplementary Prospectus.

Directors responsibility letters

17	Three original copies of the signed Directors’ responsibility letters in the agreed form.

Other

18

Three original letters in the form previously provided to the Banks duly signed by the Company in relation to item 20.9 of Annex 1 to the Prospectus Rules (“no significant change”) and dated the same date as the Supplementary Prospectus.

19	Such other documents as may be reasonably requested by the Banks.

Schedule 6

Form of certificate

Part A—Company and Founder Directors’ Certificate

[Insert name of Company / Founder Director]

[Insert address]

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

Morgan Stanley & Co. International pic

25 Cabot Square

Canary Wharf

London E14 4QA

….November 2017

Dear Sirs

Offer of ….….….….….….….…. new ordinary shares with no par value in Landscape Acquisition Holdings Limited (“Ordinary Shares”) together with warrants to subscribe for Ordinary Shares (the “Offer”)

[We 11] refer to the placing agreement dated ….. November 2017 entered into between us in relation to the Offer (the Placing Agreement). Words and expressions defined in the Placing Agreement have the same meanings when used in this letter.

1	[We 11] confirm that:

(a)	each of the Conditions (other than the Condition specified in clause 15.1(n) (Admission) of the Placing Agreement) has been fulfilled in accordance with its terms;

(b)	the Company and the Directors have complied with their obligations under the Placing Agreement to the extent that the same fall to be performed prior to Admission;

(c)

none of the Warranties given by the Company or any of the Directors in the Placing Agreement was untrue, inaccurate or misleading in any respect at the date of the Placing Agreement or is untrue, inaccurate or misleading in any respect by reference to the facts and circumstances existing as at the date hereof;

(d)

since the date of the Final Prospectus, there has been no significant change affecting any matter contained in the Final Prospectus and no significant new matter has arisen for the purposes of section 87G FSMA which requires a Supplementary Prospectus to be published; and

(e)	since the date of the Placing Agreement there has been no Material Adverse Change.

Yours faithfully

…………………………………………………….

[Director, duly authorised, for and on behalf of Landscape Acquisition Holdings Limited] / [Insert name of Founder Director]

Part B—Independent Non-Founder Director’s Certificate

[Insert name of Independent Non-Founder Director]

[Insert Address]

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

Morgan Stanley & Co. International pic

25 Cabot Square

Canary Wharf

London E14 4QA

….November 2017

Dear Sirs

Offer of …………………………….. new ordinary shares with no par value in Landscape Acquisition Holdings Limited (“Ordinary Shares”) together with warrants to subscribe for Ordinary Shares (the “Offer”)

I refer to the placing agreement dated…..November 2017 entered into between us in relation to the Offer (the Placing Agreement). Words and expressions defined in the Placing Agreement have the same meanings when used in this letter.

1	I confirm that:

(a)	I have complied with my obligations under the Placing Agreement to the extent that the same fall to be performed prior to Admission;

(b)

none of the Warranties given by me in the Placing Agreement was untrue, inaccurate or misleading in any respect at the date of the Placing Agreement or is untrue, inaccurate or misleading in any respect by reference to the facts and circumstances existing as at the date hereof, and, so far as I am aware, after due and careful enquiry:

(c)

since the date of the Final Prospectus, there has been no significant change affecting any matter contained in the Final Prospectus and no significant new matter has arisen for the purposes of section 87G FSMA which requires a Supplementary Prospectus to be published; and

(d)	since the date of the Placing Agreement there has been no Material Adverse Change.

Yours faithfully

…………………………………………………….

[Insert name of Independent Non-Founder Director]

Part C—Founders’ and Founders Entities’ Certificate

[Insert name of Founder / Founder Entity]

[Insert Address]

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

Morgan Stanley & Co. International pic

25 Cabot Square

Canary Wharf

London E14 4QA

November 2017

Dear Sirs

Offer of ……………………………………. new ordinary shares with no par value in Landscape Acquisition Holdings Limited (“Ordinary Shares”) together with warrants to subscribe for Ordinary Shares (the “Offer”)

[I / We] refer to the placing agreement dated November 2017 entered into between us in relation to the Offer (the Placing Agreement). Words and expressions defined in the Placing Agreement have the same meanings when used in this letter.

1	[I/We] confirm that:

(a)	each of the Conditions (other than the Condition specified in clause 15.1(n) (Admission) of the Placing Agreement) has been fulfilled in accordance with its terms;

(b)	[I / we] have complied with [my / our] obligations under the Placing Agreement to the extent that the same fall to be performed prior to Admission;

(c)

none of the Warranties given by [me / us] in the Placing Agreement was untrue, inaccurate or misleading in any respect at the date of the Placing Agreement or is untrue, inaccurate or misleading in any respect by reference to the facts and circumstances existing as at the date hereof;

(d)

since the date of the Final Prospectus, there has been no significant change affecting any matter contained in the Final Prospectus and no significant new matter has arisen for the purposes of section 87G FSMA which requires a Supplementary Prospectus to be published; and

(e)	since the date of the Placing Agreement there has been no Material Adverse Change.

Yours faithfully

…………………………………………………….

[Insert name of Founder] / [Director, duly authorised, for and on behalf of [Insert name of Founder Entity]]

Schedule 7

Definitions

Accountants’ Reports means the reports in the agreed form prepared by the Reporting Accountants on:

(a)	the Historical Financial Information;

(b)	the Company’s financial position and prospects procedures, established by the Directors; and

(c)	any significant change in the financial or trading position of the Company since incorporation, including any updates and supplements thereto

Accounts Date means 1 November 2017

Accredited Investor means an accredited investor within the meaning of Rule 501(a) of Regulation D

Accredited Investor Letter means an investor letter substantially in the form set out in Appendix 1 hereto, to be delivered by any Placee who is located in the United States and to whom New Shares and Warrants have been placed but who is not a Qualified Institutional Buyer

Acquisition means the initial acquisition by the Company or by any subsidiary thereof (which may be in the form of a merger, capital stock exchange, asset acquisition, stock purchase, scheme of arrangement, reorganisation or similar business combination) of an interest in an operating company or business as described in the Pathfinder Prospectus and the Final Prospectus

Administrator means International Administration Group (Guernsey) Limited or such other administrator as may be appointed by the Company from time to time

Admission means the admission of the whole of the Company’s Ordinary Share capital, issued and to be issued under the arrangement referred to in this Agreement, and the Warrants to the Standard Segment of the Official List becoming effective in accordance with the Listing Rules and the admission of such share capital to trading on the London Stock Exchange’s main market for listed securities becoming effective in accordance with the Admission and Disclosure Standards

Admission and Disclosure Standards means the Admission and Disclosure Standards of the London Stock Exchange (as amended from time to time)

Affiliate has the meaning given in Rule 501(b) of Regulation D or Rule 405 under the Securities Act, as applicable, and Affiliates shall be construed accordingly

AIFMD means the Alternative Investment Fund Managers Directive (2011/61/EU)

Anti-Corruption Laws means any applicable law, rule, regulation or other legally binding measure relating to the prevention of bribery, corruption, fraud or similar related activities in any country, including (without limitation) the FCPA, the OECD Convention or the Bribery Act

Applicable Time means 7.00 a.m. (London time) on 15 November 2017, or such other time as agreed by the Company and the Banks

Applications for Admission means the applications to the FCA and to the London Stock Exchange for Admission

Articles of Association means the articles of association of the Company in force from time to time associate means a company or undertaking in which the party has or, at the relevant time to which any provision of this Agreement in which the term is used relates, had a direct or indirect interest entitling it to receive, or to include or reflect in its accounts, more than 30 per cent of the annual income or profits of the company or undertaking concerned or in relation to which the relevant party to this Agreement is able to remove directors (or their equivalent) able to cast the majority of votes on any material matter, and associates shall be construed accordingly

Associated Person means in relation to an organisation, a person (including a director, officer, employee, agent or subsidiary) who performs or has performed services (including within the meaning of section 8 of the Bribery Act) for that organisation or on its behalf and in respect of whose actions or inactions the organisation may be liable under Anti-Corruption Laws, including, as appropriate, contractors, sub-contractors, intermediaries, joint ventures and consortium partners

Banks means Credit Suisse, Goldman Sachs and Morgan Stanley and Bank shall be construed accordingly

Banks’ Counsel means Norton Rose Fulbright LLP of 3, More London Riverside, London SE1 2AQ, legal counsel to the Banks

Bribery Act means the Bribery Act 2010 (as amended)

Business Day means a day not being a Saturday or a Sunday on which Banks are open for business in the City of London

BVI or British Virgin Islands means the territory of the British Virgin Islands

BVI Companies Act means the BVI Business Companies Act, 2004 (as amended)

Certificated Units means any New Shares and Warrants comprising Units to be held in certificated form after Admission

City Code means The City Code on Takeovers and Mergers (as amended from time to time)

CJA means the Criminal Justice Act 1993 (as amended)

Claim has the meaning set out in clause 10 and Claims shall be construed accordingly

Close Relatives means, in respect of any person:

(a)	the person’s spouse, civil partner or co-habitant;

(b)	the person’s children, parents, brothers, sisters, grand-children and grand-parents, and those of any person described in (a); and

(c)	the spouse, civil partner or co-habitant of any person described in (b)

Closing Date means 20 November 2017 or such later date (being not later than the Long Stop Date) for settlement of subscriptions (as the case may be) under the Offer, as the Company and the Banks (on behalf of the Banks) may agree (including as a result of any postponement by the Banks pursuant to clauses 15.5 or 16.4)

Company’s Counsel means Greenberg Traurig, LLP (London), legal counsel to the Company

Company Secretary means the Company’s company secretary, International Administration Group (Guernsey) Limited

Conditions means the conditions set out in clause 15.1 of this Agreement and Condition shall be construed accordingly

Corporate Administration Agreement means the corporate administration agreement dated on or around 15 November 2017 between the Company and the Administrator

Credit Suisse Indemnified Person means any of the following:

(a)	any member of Credit Suisse’s Group or any of its or their respective Affiliates;

(b)	a person who is, on or at any time after the date of this Agreement, a director, officer, employee or agent of any undertaking specified in sub-paragraph (a) above,

and Credit Suisse Indemnified Persons shall be construed accordingly

CREST means the system of paperless settlement of trades and holding of uncertificated shares administered by Euroclear

CREST Application Form means a security application form in the form published by Euroclear applying for the Depositary Interests to be admitted to CREST as a participating security

CREST Enablement Letter means a letter in the agreed form confirming that all conditions relating to the admission of the Depositary Interests to CREST (including Admission) have been satisfied and requesting that the Depositary Interests be enabled immediately for settlement in CREST

CREST Rules means the rules published by Euroclear from time to time with respect to the provision and operation of CREST

Defaulted Underwritten Units has the meaning given to that term in clause 16.1

Defaulting Bank has the meaning given to that term in clause 16.1

Depositary means Computershare Investor Services PLC or any other depositary appointed by the Company from time to time

Depositary Agreement means the depositary agreement dated on or around 15 November 2017 between the Company and the Depositary under which the Company appoints the Depositary to constitute and issue, from time to time, upon the terms of the Deed Poll, a series of depositary interests of the Company representing Ordinary Shares and Warrants, as the case may be, and to provide certain other services in connection with such Depositary Interests

Depositary Interest Deed Poll means the deed poll dated 3 November 2017 and executed by the Depositary in favour of the holders of Depositary Interests from time to time, pursuant to which the Depositary Interests are created and issued

Depositary Interests means the dematerialised depositary interests in respect of the Ordinary Shares and Warrants issued or to be issued by the Depositary directed selling efforts has the meaning given in Regulation S

Directors means the Founder Directors and the Independent Non-Founder Directors and Director shall be construed accordingly

Director’s Questionnaire means, in relation to any Director, his declaration to the Bank concerning certain personal, employment and business matters relating to him

Disclosure Package means the Pathfinder Prospectus (as amended or supplemented at the Applicable Time) together with such additional information, in agreed form, that is required to be communicated to potential investors at the Applicable Time due to the information being material to their investment decision

Disclosure Requirements means Articles 17, 18 and 19 of MAR

DTRs means the disclosure guidance provided by the UKLA (as amended from time to time) and the Transparency Rules EEA means the European Economic Area

Encumbrance means any pledge, lien, security interest, claim, equity, mortgage, charge, encumbrance and/or third party right or interest of any nature whatsoever or any agreement or arrangement having the effect of conferring any of the foregoing

Euroclear means Euroclear UK & Ireland Limited, a company incorporated in England and Wales, being the Operator of CREST

Exchange Act means the US Securities Exchange Act of 1934 (as amended)

FCA means the Financial Conduct Authority acting in the exercise of its functions under Part VI FSMA and in the exercise of its functions in respect of admission to the Official List otherwise than in accordance with Part VI FSMA, including (where the context so permits) any committee, employee, officer or servant to whom any function of the Financial Services Authority may for the time being be delegated

FCPA means the US Foreign Corrupt Practices Act of 1977 (as amended)

Final Prospectus means the prospectus in the agreed form to be published by the Company in relation to the Offer and dated the same date as this Agreement

Foreign Jurisdiction has the meaning given in clause 19

Foreign Proceedings has the meaning given in clause 19

Founder Committed Units has the meaning given to that term in clause 5.1

Founder Directors means Mr Gottesman and Mr Fascitelli, acting in their capacity as non-executive directors of the Company

Founder Preferred Shares means the founder preferred shares subscribed for by the Founder Entities pursuant to clause 6.1

Founders’ Insider Letters means the insider letters, in the agreed form, to be entered into by each of the Founders and the Founder Entities in relation to (inter alia) potential acquisition opportunities and addressed to the Company and the Banks, dated on or around the date of this Agreement (each a Founder Insider Letter)

FS Act means the Financial Services Act 2012

FSMA means the Financial Services and Markets Act 2000 general advertising shall be construed in the manner that such term is used in Rule 502 under the Securities Act; general solicitation shall be construed in the manner that such term is used in Rule 502 under the Securities Act;

Goldman Sachs Indemnified Person means any of the following:

(a)	any member of Goldman Sachs’s Group or any of its or their respective Affiliates;

(b)	a person who is, on or at any time after the date of this Agreement, a director, officer, employee or agent of any undertaking specified in sub paragraph (a) above,

and Goldman Sachs Indemnified Persons shall be construed accordingly

Group means a company together with its subsidiaries, subsidiary undertakings, Affiliates and associates and Group Company or member of a Group shall be construed accordingly

Historical Financial Information means the audited balance sheet of the Company as at 1 November 2017, including the notes thereto, contained in Part VI (Financial Information on the Company) of the Pathfinder Prospectus and the Final Prospectus

IFRS means international financial reporting standards as issued by the International Accounting Standards Board

Indemnified Person means each Credit Suisse Indemnified Person, each Goldman Sachs Indemnified Person and each Morgan Stanley Indemnified Person and indemnified Persons shall be construed accordingly

Indemnity Letter means the indemnity letter dated 16 October 2017 (but having effect from 27 September 2017) by each of TOMS Capital LLC and Imperial Companies LLC and the Banks

Independent Non-Founder Director Committed Units has the meaning given to that term in clause 5.3

Independent Non-Founder Director Insider Letters means the insider letters, in the agreed form, to be entered into by each of the Independent Non-Founder Directors in relation to (inter alia) potential acquisition opportunities and addressed to the Company and the Banks, dated on or around the date of this Agreement (each an Insider Non-Founder Director Insider Letter)

Independent Non-Founder Director Options means the options to be granted to the Independent Non-Founder Directors pursuant to the terms of the Option Deeds, details of which are set out in paragraph 10 of Part VIII (Additional Information) of the Disclosure Package

Independent Non-Founder Directors means Lord Myners of Truro CBE (Chairman), Jeremy Isaacs CBE and Guy Yamen

Insider Letters means, together, the Founders’ Insider Letters and the Independent Non-Founder Directors’ Insider Letters

Investment Company Act means the US Investment Company Act of 1940 (as amended);

Listing Rules or LR means the listing rules made by the FCA under Part VI FSMA and forming part of the FCA’s Handbook of rules and guidance (as amended from time to time)

London Stock Exchange means London Stock Exchange pic

Long Stop Date means 22 December 2017

Loss has the meaning ascribed to it in clause 10 and Losses shall be construed accordingly

MAR means the EU Market Abuse Regulation (EU596/2014) and all delegated or implementing regulations relating to that Regulation

Material Adverse Change means a material adverse change in, or any development involving a prospective material adverse change in or affecting, the condition (financial, operational, legal or otherwise), or the earnings, management, business affairs, business prospects or financial prospects of the Company, whether or not arising in the ordinary course of business, whether or not foreseeable at the date of this Agreement and whether or not covered by insurance

Material Interest has the meaning ascribed to it in clause 18.27 and Material Interests shall be construed accordingly

Memorandum of Association means the memorandum of association of the Company, from time to time

Morgan Stanley Indemnified Person means any of the following:

(a)	any member of Morgan Stanley’s Group or any of its or their respective Affiliates;

(b)	a person who is, on or at any time after the date of this Agreement, a director, officer, employee or agent of any undertaking specified in sub paragraph (a) above,

and Morgan Stanley Indemnified Persons shall be construed accordingly

New Shares means the 48,400,000 new Ordinary Shares to be issued by the Company pursuant to the Offer

OECD Convention means the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions

Offer means the offer of the Units to institutional investors in certain jurisdictions on the terms and conditions set out in the Offer Documents

Offer Documents means the Pathfinder Prospectus and the Final Prospectus (and any amendment of supplement to either of them); the Presentation Materials; the Press Announcements; and any other announcement or document published or issued by or on behalf of the Company, the Founders and/or the Founder Entities in connection with the Offer (including any presentation or presentation materials)

Offer Expenses means all properly incurred costs, fees, charges and expenses of, or incidental to, the Offer, the Applications for Admission, Admission and the arrangements referred to in, or contemplated by, this Agreement including, without limitation: the listing fees; all expenses in connection with the preparation, printing and distribution or circulation (including courier costs) of any documents in relation to the Offer; any filing fees and other expenses in connection with the qualification of the Units to be offered and sold in any jurisdiction; travel and accommodation costs; costs and expenses incurred in connection with investor meetings and presentations, including the costs of Netroadshow software; the costs and expenses of the Registrar and any transfer agent, custodian or depository; and the Company’s and the Banks’ legal and other professional fees, disbursements and expenses

Offer Price means USD 10.00 in cash per Unit

Official List means the list maintained by FCA in accordance with Section 74(1) of FSMA for the purposes of Part VI of FSMA

Option Deeds means the option deeds entered into between the Company and each Independent Non-Founder Director in connection with the Independent Non-Founder Director Options

Ordinary Shares means ordinary shares of no par value in the capital of the Company

Pathfinder Prospectus means the document in the agreed form issued on 9 November 2017 in connection with the Offer

PFIC means passive foreign investment company and has the meaning given in Section 1297 of the United States Internal Revenue Code of 1986, as amended

Placees means persons procured by the Banks in accordance with this Agreement to subscribe for Underwritten Units pursuant to the Offer

Presentation Materials means the investor roadshow presentations and presentation materials dated November 2017 and used by the Company, the Founders and/or the Founder Entities in meetings with institutional investors in connection with the Offer

Press Announcements means;

(a)	the placing announcement giving details of the Offer, to be dated on or around 15 November 2017;

(b)	the announcement of the publication of the Final Prospectus, to be dated on or around 15 November 2017; and

(c)	the announcement of Admission, to be dated on or around 20 November 2017,

in each case in the agreed form

Prospectus Directive has the meaning given in paragraph 2 of Schedule 4

Prospectus Rules or PR means the prospectus rules made by the FCA under Part VI FSMA and forming part of the FCA’s Handbook of rules and guidance (as amended from time to time)

Qualified Institutional Buyer means qualified institutional buyer within the meaning of Rule 144A under the Securities Act

Registrar means Computershare Investor Services (BVI) Limited or any other registrar appointed by the Company from time to time

Registrar Agreement means the registrar agreement dated on or around 15 November 2017 between the Company and the Registrar, details of which are disclosed in paragraph 15.3 of Part VIII (Additional Information) of the Final Prospectus

Regulation D means Regulation D under the Securities Act

Regulation S means Regulation S under the Securities Act

Regulatory Information Service means any of the services set out in Appendix 3 to the Listing Rules

Relevant Implementation Date has the meaning given in paragraph 2 of Schedule 4

Relevant Member State has the meaning given in paragraph 2 of Schedule 4

Relevant Proportion means:

(a)	in respect of Credit Suisse, 40 per cent.;

(b)	in respect of Goldman Sachs, 30 per cent.; and

(c)	in respect of Morgan Stanley, 30 per cent..

Relief means any loss, allowance, credit or other relief relating to any Taxation or to the computation of income, profits or chargeable gains for the purposes of any Taxation

Reporting Accountants means PricewaterhouseCoopers LLP

Rule 144A means Rule 144A under the Securities Act

Sanctions Laws and Regulations means:

(a)

any US sanctions administered by the US State Department or the Office of Foreign Assets Control of the US Department of the Treasury (including, without limitation, the designation as a “specially designated national or blocked person” thereunder);

(b)

any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the Iran Sanctions Act, the US Trading With the Enemy Act, the US International Emergency Economic Powers Act, the US United Nations Participation Act, the US Syria Accountability and Lebanese Sovereignty Act, the Iran Threat Reduction and Syria Human Rights Act or the Iran Freedom and Counter-Proliferation Act, all as amended, or any similar act administered and/or enforced by the US Department of State or US Department of the Treasury, or of the foreign assets control regulations of the U.S. Department of the Treasury (including, without limitation, 31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto; and

(c)	any sanctions or measures imposed by the United Nations Security Council, the European Union (or any member state thereof), Her Majesty’s Treasury or any other governmental authority

Securities Act means the US Securities Act of 1933 (as amended)

Settlement Bank means Credit Suisse

Shareholder means any holder of Ordinary Shares from time to time subsidiary means a subsidiary or a subsidiary undertaking as defined in sections 1159 or 1162 Companies Act respectively and in interpreting those sections for the purposes of this Agreement, a company is to be treated as a member of a subsidiary or a subsidiary undertaking as the case may be even if its shares are registered in the name of (a) a nominee, or (b) any party holding security over those shares, or that secured party’s nominee

Supplementary Prospectus means any supplementary Prospectus required by section 87G FSMA to be published by the Company in connection with Admission and the Offer

Tax or Taxation means all taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever whether of the United Kingdom or elsewhere, together with all penalties, charges and interest relating to any of the foregoing and regardless of whether the person concerned is primarily or directly liable or not and regardless of whether such taxes, levies, imposts, duties, charges, withholdings, penalties and interest are attributable directly or primarily to the person concerned or not, including (without limitation) corporation tax, income tax, capital gains tax, VAT, national insurance contributions, stamp duty, stamp duty reserve tax, and all other taxes on gross or net income, profits or gains, distributions, receipts, sales, use, occupation, franchise, value added, and personal property

Tax Authority means any taxing or other authority (whether within or outside the United Kingdom) competent to impose any liability to Tax

Transparency Rules means the transparency rules made by the UKLA under section 73A(6) of FSMA (as amended from time to time)

Underwritten Units has the meaning given to that term in Recital E

Units has the meaning given to that term in Recital C, and comprises the Underwritten Units and the Founder Committed Units and the Independent Non-Founder Committed Units

US or United States has the meaning given to such term in Regulation S

VAT means value added tax or any similar tax

Verification Notes means the verification notes, in the agreed form, comprising verification questions and responses thereto and the supporting materials, prepared in connection with the Offer Documents and the Presentation Materials

Warranties means the representations and warranties given pursuant to clause 9 and Schedule 2 and Warranty means any one of them

Warrant means a warrant to subscribe for one-third of an Ordinary Share, issued (or to be issued) pursuant to the Warrant Instrument

Warrant Instrument means the instrument constituting the Warrants, executed by the Company on or around 15 November 2017

Warrantor means, in relation to any Warranty, the party expressed in this Agreement to be giving a Warranty in the terms of that Warranty

Working Hours means 9.30 a.m. to 5.30 p.m. in the relevant location on a Business Day 2010 PD Amending Directive means Directive 2010/73 EU

Appendix 1

Form of Accredited Investor Letter

Landscape Acquisition Holdings Limited

Ritter House Wickhams Cay II

Tortola

VG1110

British Virgin Islands

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

United Kingdom

Goldman Sachs International

Peterborough Court

133 Fleet Street

London EC4A 2BB

United Kingdom

Morgan Stanley & Co. International pic

20 Bank Street

Canary Wharf

London E14 4AD

United Kingdom

(each of Credit Suisse Securities (Europe) Limited, Goldman Sachs International and Morgan Stanley & Co. International pic being a Placing Bank and together, the Placing Banks)

Ladies and Gentlemen

Subscription for new ordinary shares of no par value (the New Ordinary Shares) and matching warrants (Matching Warrants and together the Securities) of Landscape Acquisition Holdings Limited (the Company)

In connection with our subscription for Securities of the Company, we represent, warrant, agree and acknowledge as follows:

1	We are subscribing for the Securities for investment purposes, and not with a view to distribution or resale, directly or indirectly, in the United States.

2

We acknowledge that we have received and read a copy of the pathfinder prospectus dated 9 November 2017 and the placing announcement dated 15 November 2017 relating to the Securities (together the Prospectus). In particular, we have read the section titled “Risk Factors” as set out in the Prospectus. We have had access to such information regarding the Company and the Securities have made such investigation with respect thereto as we deem necessary to make our investment decision and we have made our own assessment and have satisfied ourselves concerning the relevant tax, legal, currency and other economic considerations relevant to our investment in the Securities. We have had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Securities.

3

We acknowledge that neither Placing Banks is making any recommendations to us or advising us regarding the suitability or merits of any transaction we may enter into in connection with the Placing, and we acknowledge that participation in the Placing is on the basis that we are not and will not be a client of either of the Placing Banks and that the Placing Banks are acting for the Company and no one else in connection with the Placing, and will not be responsible to anyone other than their respective clients for the protections afforded to their clients, nor for providing advice in relation to the Placing, the contents of the Prospectus or any transaction, arrangements or other matters referred to herein, or in respect of any representations, warranties, undertakings or indemnities contained in the Placing Agreement or for the exercise or performance of the Placing Banks’ rights and obligations under the Placing Agreement, including any right to waive or vary any condition or exercise any termination right contained therein;

4	We hereby acknowledge to the Placing Banks and the Company that we have been warned that an investment in the Securities is only suitable for acquisition by the person who:

(a)	has a significantly substantial asset base such that would enable the person to sustain any loss that might be incurred as a result of acquiring the Securities; and

(b)	is sufficiently financially sophisticated to be reasonably expected to know the risks involved in acquiring the Securities.

5	We are an “accredited investor” (Al) within the meaning of Regulation D under the US Securities Act of 1933, as amended (the Securities Act), and are acquiring the Securities for our own account or for the account of an Al. We meet the criteria for being an Al on the basis that we are one of the following:

(a)	a bank, insurance company, registered investment company, business development company, or small business investment company;

(b)	a charitable organisation, corporation, or partnership with assets exceeding $5 million;

(c)	a business in which all the equity owners are Als;

(d)

a natural person who has individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person; or

(e)	a trust with assets in excess of $5 million not formed to acquire the securities offered, whose purchases a sophisticated person makes.

6

If we are acquiring Securities for the account of one or more Als, we represent that we have sole investment discretion with respect to each such account and that we have full power to make the acknowledgements, representations and agreements contained herein on behalf of each such account.

7

Except with the express consent of the Company given in respect of a subscription for the Securities, no portion of the assets used by us to purchase, and no portion of the assets used by us to hold the Securities or any beneficial interest therein constitutes or will constitute the assets of (a) an “employee benefit plan” that is subject to Part 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended, (ERISA), (b) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code, or (c) entities whose underlying assets include “plan assets” of any plan, account or arrangement described in (a) or (b) above, or (d) any governmental plan, church plan, non-US plan or other investor whose purchase or holding of Securities would be subject to any state, local, non-US or other laws or regulations similar to Part 4 of Subtitle B of Title I of ERISA or section 4975 of the Code or that would have the effect of the regulations issued by the US Department of Labor set forth at 29 CFR section 251 0.3-1 01, as modified by section 3(42) of ERISA.

8	If an entity, we were not formed for the purposes of investing in Securities of the Company.

9	We acknowledge that we are not acquiring the Securities as a result of any general solicitation or general advertising (as those terms are defined in Regulation D under the Securities Act).

10

We understand that the Securities are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act and have not been and will not be registered under the Securities Act, and that the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and (a) we agree that the Securities may not be offered, resold, pledged or otherwise transferred except (i) outside the United States in a transaction complying with the provisions of Rule 903 or Rule 904 of Regulation S under the Securities Act, (ii) to a person whom we reasonably believe is a “qualified institutional buyer” (QIB) within the meaning of Rule 144A under the Securities Act (Rule 144A) purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (iii) in accordance with Rule 144 under the Securities Act (if available), (iv) pursuant to another available exemption from the registration requirements of the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and (b) we will, and each subsequent holder will be required to, notify any subsequent purchaser of the Securities from us or it of the resale restrictions referred to in (a) above.

11

We understand that the Company is not, and does not propose to be, registered as an investment company under the Investment Company Act and the rules thereunder. If in the future we decide to offer, sell, transfer, assign, novate or otherwise dispose of the Securities, we will do so only under the circumstances which will not require the Company to register under the US Investment Company Act.

12

We are aware, and each beneficial owner of the Securities has been advised, that the issue of the Securities to us is being made in reliance on Rule 144A or another exemption from the registration requirements of the Securities Act.

13

We understand that no representation has been made as to the availability of Rule 144 or any other exemption under the Securities Act for the reoffer, resale, pledge or transfer of the Securities. We understand that the Securities may not be deposited into any unrestricted depositary facility established or maintained by a depository bank, unless and until such time as the Securities are no longer “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.

14

We acknowledge that any sale, transfer, assignment, novation, pledge or other disposal made other than in compliance with such laws and the above-stated restrictions will be subject to the forfeiture and/or compulsory transfer provisions as provided in the Company’s Articles.

15	We satisfy any and all standards for investors in investments of the type subscribed for herein imposed by the jurisdiction of our residence or otherwise applicable to us.

16	We are empowered, authorised and qualified to purchase the Securities and the person signing this letter on our behalf has been duly authorised by us to do so.

17

We acknowledge the content of the Prospectus is exclusively the responsibility of the Company and the Directors and none of the Placing Banks, the Registrars nor any person acting on their behalf nor any of their respective affiliates is responsible for or shall have any liability for any information, representation or statement contained in this letter or any information published by or on behalf of the Company, and none of the Placing Banks, the Registrars nor any person acting on their behalf nor any of their respective affiliates will be liable for our decision to participate in the Placing based on any information, representation or statement contained in this letter or otherwise.

18

We have not relied on any information given or representations, warranties or statements made by the Company, the Directors, the Founders, the Founder Entity, the Placing Banks, the Registrars or any other person in connection with the Placing other than information contained in the Prospectus and/or any supplementary prospectus or regulatory announcement issued by or on behalf of the Company on or after the date hereof and prior to Admission. We irrevocably and unconditionally waive any rights it may have in respect of any other information or representation.

We understand that the foregoing representations, warranties, agreements and acknowledgments are required in connection with United States and other securities laws and you and your respective affiliates, the Placing Banks and their respective affiliates and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements. If any of the representations or agreements made by us are no longer accurate or have not been complied with, we will immediately notify the Company. We irrevocably authorise you and your respective affiliates and the underwriters of the offering and their respective affiliates to produce this letter to any interested party in any administrative or legal proceeding or official enquiry with respect to the matters set forth herein.

Very truly yours

[Name of Investor]

By:

Title:

Address:

Signed by	)
)
)
/s/ Noam Gottesman	)	/s/ Noam Gottesman
for and on behalf of	)	Director
LANDSCAPE ACQUISITION HOLDINGS	)
LIMITED	)

Signed by NOAM OTTESMAN	)	/s/ Noam Gottesman
	)	Signature

Signed by MIKE FASCITELLI	)
	)	Signature

Signed by LORD MYNERS OF TRURO, CBE	)
	)	Signature

Signed by JEREMY ISAACS, CBE	)
	)	Signature

Signed by GUY YAMEN	)
	)	Signature

Signed by	)
)
)
/s/ Noam Gottesman	)	/s/ Noam Gottesman
for and on behalf of	)	Duly authorised
TOMS ACQUISITION II LLC	)

Signed by	)
)
)
)
for and on behalf of	)	Duly authorised
IMPERIAL LANDSCAPE SPONSOR LLC	)

Signed by	)
)
)
)
for and on behalf of	)	Director
LANDSCAPE ACQUISITION HOLDINGS	)
LIMITED	)

Signed by NOAM OTTESMAN	)
	)	Signature

Signed by MIKE FASCITELLI	)	/s/ Mike Fascitelli
	)	Signature

Signed by LORD MYNERS OF TRURO, CBE	)
	)	Signature

Signed by JEREMY ISAACS, CBE	)
	)	Signature

Signed by GUY YAMEN	)
	)	Signature

Signed by	)
)
)
)
for and on behalf of	)	Duly authorised
TOMS ACQUISITION II LLC	)

Signed by	)
)
)
/s/ Mike Fascitelli	)	/s/ Mike Fascitelli
for and on behalf of	)	Duly authorised
IMPERIAL LANDSCAPE SPONSOR LLC	)

Signed by	)
)
)
)
for and on behalf of	)	Director
LANDSCAPE ACQUISITION HOLDINGS	)
LIMITED	)

Signed by NOAM OTTESMAN	)
	)	Signature

Signed by MIKE FASCITELLI	)
	)	Signature

Signed by LORD MYNERS OF TRURO, CBE	)	/s/ Lord Myners of Truro, CBE
	)	Signature

Signed by JEREMY ISAACS, CBE	)
	)	Signature

Signed by GUY YAMEN	)
	)	Signature

Signed by	)
)
)
)
for and on behalf of	)	Duly authorised
TOMS ACQUISITION II LLC	)

Signed by	)
)
)
)
for and on behalf of	)	Duly authorised
IMPERIAL LANDSCAPE SPONSOR LLC	)

Signed by	)
)
)
)
for and on behalf of	)	Director
LANDSCAPE ACQUISITION HOLDINGS	)
LIMITED	)

Signed by NOAM OTTESMAN	)
	)	Signature

Signed by MIKE FASCITELLI	)
	)	Signature

Signed by LORD MYNERS OF TRURO, CBE	)
	)	Signature

Signed by JEREMY ISAACS, CBE	)	/s/ Jeremy Isaacs, CBE
	)	Signature

Signed by GUY YAMEN	)
	)	Signature

Signed by	)
)
)
)
for and on behalf of	)	Duly authorised
TOMS ACQUISITION II LLC	)

Signed by	)
)
)
)
for and on behalf of	)	Duly authorised
IMPERIAL LANDSCAPE SPONSOR LLC	)

Signed by	)
)
)
)
for and on behalf of	)	Director
LANDSCAPE ACQUISITION HOLDINGS	)
LIMITED	)

Signed by NOAM OTTESMAN	)
	)	Signature

Signed by MIKE FASCITELLI	)
	)	Signature

Signed by LORD MYNERS OF TRURO, CBE	)
	)	Signature

Signed by JEREMY ISAACS, CBE	)
	)	Signature

Signed by GUY YAMEN	)	/s/ Guy Yamen
	)	Signature

Signed by	)
)
)
)
for and on behalf of	)	Duly authorised
TOMS ACQUISITION II LLC	)

Signed by	)
)
)
)
for and on behalf of	)	Duly authorised
IMPERIAL LANDSCAPE SPONSOR LLC	)

                    )

Signed by	)
)
/s/ Jonathan p. Grossing	)
Managing Director	)
	)	/s/ Jonathan P. Grossing
	)	Duly authorised
and	)
)
Frank Heltmann	)
Managing Director	)
	)	/s/ Frank Heltmann
For and on behalf of	)	Duly authorised
CREDIT SUISSE SECURITIES (EUROPE))
LIMITED	)

Signed by	)
)
)
)
for and on behalf of	)	Duly authorised
GOLDMAN SACHS INTERNATIONAL	)

Signed by	)
)
)
)
for and on behalf of	)	Duly authorised
MORGAN STANLEY & CO. INTERNATIONAL	)
PLC

Signed by	)
)
)
)
)
	)	Duly authorised
and	)
)
)
)
)
	)	Duly authorised
For and on behalf of	)
CREDIT SUISSE SECURITIES (EUROPE))
LIMITED	)

Signed by	)
)
)
/s/ Jennie Holloway	)	/s/ Jennie Holloway
for and on behalf of	)	Duly authorised
GOLDMAN SACHS INTERNATIONAL	)

Signed by	)
)
)
)
for and on behalf of	)	Duly authorised
MORGAN STANLEY & CO. INTERNATIONAL	)
PLC

Signed by	)
)
)
)
)
	)	Duly authorised
and	)
)
)
)
)
	)	Duly authorised
For and on behalf of	)
CREDIT SUISSE SECURITIES (EUROPE))
LIMITED	)

Signed by	)
)
)
)
for and on behalf of	)	Duly authorised
GOLDMAN SACHS INTERNATIONAL	)

Signed by	)
GORDON CHARLTON	)
EXECUTIVE DIRECTOR	)

	)	/s/ Gordon Charlton
for and on behalf of	)	Duly authorised
MORGAN STANLEY & CO. INTERNATIONAL	)
PLC